Exhibit 99.3

PART II

Item 8. Financial Statements and Supplementary Data

The information called for by this Item 8 is hereby incorporated by reference from our Financial Statements and Auditors’ Report in Part IV of this Report.

PART IV

Item 15. Exhibits and Financial Statement Schedules

Note: The information contained in this item has been updated to reflect PMT’s change in segment definitions as a result of the development of management reporting used by the Company’s chief operating decision maker. The resulting changes are discussed further in Note 1 and Note 31 to the financial statements. For significant developments since the filing of the 2016 Form 10-K, refer to PMT Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Page
Report of Independent Registered Public Accounting Firm
Financial Statements:
Consolidated Balance Sheets	F–1
Consolidated Statements of Income	F–3
Consolidated Statements of Changes in Shareholders’ Equity	F–4
Consolidated Statements of Cash Flows	F–5
Notes to Consolidated Financial Statements	F–7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of

PennyMac Mortgage Investment Trust

3043 Townsgate Rd

Westlake Village, CA 91361

We have audited the accompanying consolidated balance sheets of PennyMac Mortgage Investment Trust and subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of PennyMac Mortgage Investment Trust and subsidiaries at December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 27, 2017, except for Note 1 and Note 31, as to which the date is June 23, 2017

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
	(in thousands, except share amounts)
ASSETS
Cash	$34,476	$58,108
Short-term investments	122,088	41,865
Mortgage-backed securities at fair value (includes $863,802 and $322,473 pledged to creditors, respectively)	865,061	322,473
Mortgage loans acquired for sale at fair value (includes $1,653,748 and $1,268,455 pledged to creditors, respectively)	1,673,112	1,283,795
Mortgage loans at fair value (includes $1,712,190 and $2,201,513 pledged to creditors, respectively)	1,721,741	2,555,788
Excess servicing spread purchased from PennyMac Financial Services, Inc. at fair value pledged to secure note payable to PennyMac Financial Services, Inc.	288,669	412,425
Derivative assets (includes $9,078 pledged to creditors at December 31, 2016)	33,709	10,085
Real estate acquired in settlement of loans (includes $215,713 and $283,343 pledged to creditors, respectively)	274,069	341,846
Real estate held for investment	29,324	8,796
Mortgage servicing rights pledged to creditors (includes $64,136 and $66,584 carried at fair value, respectively)	656,567	459,741
Servicing advances	76,950	88,010
Deposits securing credit risk transfer agreements (includes $414,610 pledged to creditors at December 31, 2016)	450,059	147,000
Due from PennyMac Financial Services, Inc.	7,091	8,806
Other	124,586	88,186
Total assets	$6,357,502	$5,826,924
LIABILITIES
Assets sold under agreements to repurchase	$3,784,001	$3,128,780
Mortgage loan participation and sale agreements	25,917	—
Notes payable	275,106	236,015
Exchangeable senior notes	246,089	245,054
Asset-backed financing of a variable interest entity at fair value	353,898	247,690
Financings payable to PennyMac Financial Services, Inc.	150,000	150,000
Interest-only security payable at fair value	4,114	—
Federal Home Loan Bank advances	—	183,000
Derivative liabilities	9,573	3,157
Accounts payable and accrued liabilities	107,758	64,474
Due to PennyMac Financial Services, Inc.	16,416	18,965
Income taxes payable	18,166	33,505
Liability for losses under representations and warranties	15,350	20,171
Total liabilities	5,006,388	4,330,811
SHAREHOLDERS’ EQUITY
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding, 66,697,286 and 73,767,435 common shares	667	738
Additional paid-in capital	1,377,171	1,469,722
(Accumulated deficit) retained earnings	(26,724)	25,653
Total shareholders’ equity	1,351,114	1,496,113
Total liabilities and shareholders’ equity	$6,357,502	$5,826,924

The accompanying notes are an integral part of these consolidated financial statements.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Assets and liabilities of consolidated variable interest entities (“VIEs”) included in total assets and liabilities (the assets of each VIE can only be used to settle liabilities of that VIE):

	December 31,	December 31,
	2016	2015
	(in thousands)
ASSETS
Mortgage loans at fair value	$367,169	$455,394
Derivative assets	15,610	593
Deposits securing credit risk transfer agreements	450,059	147,000
Other—interest receivable	1,058	1,447
	$833,896	$604,434
LIABILITIES
Asset-backed financing at fair value	$353,898	$247,690
Interest-only security payable at fair value	4,114	—
Accounts payable and accrued liabilities—interest payable	1,058	724
	$359,070	$248,414

The accompanying notes are an integral part of these consolidated financial statements.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
	2016	2015	2014
	(in thousands, except per share amounts)
Net investment income
Net gain on mortgage loans acquired for sale:
From nonaffiliates	$97,218	$43,441	$31,395
From PennyMac Financial Services, Inc.	9,224	7,575	4,252
	106,442	51,016	35,647
Mortgage loan origination fees	41,993	28,702	18,184
Interest income:
From nonaffiliates	199,521	175,980	159,056
From PennyMac Financial Services, Inc.	22,601	25,365	13,292
	222,122	201,345	172,348
Interest expense:
To nonaffiliates	141,938	121,365	85,589
To PennyMac Financial Services, Inc.	7,830	3,343	—
	149,768	124,708	85,589
Net interest income	72,354	76,637	86,759
Net mortgage loan servicing fees:
From nonaffiliates	53,216	48,532	37,884
From PennyMac Financial Services, Inc.	1,573	787	9
	54,789	49,319	37,893
Net gain on investments:
From nonaffiliates	24,569	50,746	222,643
From PennyMac Financial Services, Inc.	(17,394)	3,239	(20,834)
	7,175	53,985	201,809
Results of real estate acquired in settlement of loans	(19,118)	(19,177)	(32,451)
Other	8,453	8,283	8,900
Net investment income	272,088	248,765	356,741
Expenses
Earned by PennyMac Financial Services, Inc.:
Mortgage loan fulfillment fees	86,465	58,607	48,719
Mortgage loan servicing fees	50,615	46,423	52,522
Management fees	20,657	24,194	35,035
Mortgage loan collection and liquidation	13,436	10,408	6,892
Mortgage loan origination	7,108	4,686	2,638
Compensation	7,000	7,366	8,328
Professional services	6,819	7,306	8,380
Other	18,225	16,471	14,763
Total expenses	210,325	175,461	177,277
Income before benefit from income taxes	61,763	73,304	179,464
Benefit from income taxes	(14,047)	(16,796)	(15,080)
Net income	$75,810	$90,100	$194,544
Earnings per share
Basic	$1.09	$1.19	$2.62
Diluted	$1.08	$1.16	$2.47
Weighted-average common shares outstanding
Basic	68,642	74,446	73,495
Diluted	77,109	83,336	82,211

The accompanying notes are an integral part of these consolidated financial statements.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common shares			Retained
	Number		Additional	earnings
	of	Par	paid-in	(accumulated
	shares	value	capital	deficit)	Total
	(in thousands, except per share amounts)
Balance at December 31, 2013	70,458	$705	$1,384,468	$81,941	$1,467,114
Net income	—	—	—	194,544	194,544
Share-based compensation	235	2	5,750	—	5,752
Common share dividends, $2.40 per share	—	—	—	(178,757)	(178,757)
Issuance of common shares	3,817	38	90,551	—	90,589
Underwriting and offering costs	—	—	(1,070)	—	(1,070)
Balance at December 31, 2014	74,510	745	1,479,699	97,728	1,578,172
Net income	—	—	—	90,100	90,100
Share-based compensation	302	3	6,343	—	6,346
Common share dividends, $2.16 per share	—	—	—	(162,175)	(162,175)
Issuance of common shares	—	—	8	—	8
Repurchase of common shares	(1,045)	(10)	(16,328)	—	(16,338)
Balance at December 31, 2015	73,767	738	1,469,722	25,653	1,496,113
Net income	—	—	—	75,810	75,810
Share-based compensation	298	3	5,745	—	5,748
Common share dividends, $1.88 per share	—	—	—	(128,187)	(128,187)
Repurchase of common shares	(7,368)	(74)	(98,296)	—	(98,370)
Balance at December 31, 2016	66,697	$667	$1,377,171	$(26,724)	$1,351,114

The accompanying notes are an integral part of these consolidated financial statements.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Cash flows from operating activities
Net income	$75,810	$90,100	$194,544
Adjustments to reconcile net income to net cash used by operating activities:
Net gain on mortgage loans acquired for sale	(106,442)	(51,016)	(35,647)
Accrual of unearned discounts and amortization of premiums on mortgage- backed securities, mortgage loans at fair value, and asset-backed financing of a variable interest entity	1,766	(719)	(1,588)
Capitalization of interest on mortgage loans at fair value	(84,820)	(57,754)	(66,850)
Capitalization of interest on excess servicing spread	(22,601)	(25,365)	(13,292)
Amortization of debt issuance costs	13,152	11,587	9,763
Change in fair value, amortization and impairment of mortgage servicing rights	78,628	53,615	42,124
Reversal of costs related to forward purchase agreements	—	—	(168)
Net gain on investments	(7,175)	(53,985)	(201,809)
Results of real estate acquired in settlement of loans	19,118	19,177	32,451
Share-based compensation expense	5,748	6,346	5,752
Purchase of mortgage loans acquired for sale at fair value from nonaffiliates	(66,112,316)	(46,423,734)	(28,381,456)
Purchase of mortgage loans acquired for sale at fair value from PennyMac Financial Services, Inc.	(21,541)	(28,445)	(8,082)
Repurchase of mortgage loans subject to representation and warranties	(11,380)	(17,782)	1,747
Sale and repayment of mortgage loans acquired for sale at fair value to nonaffiliates	23,525,952	14,206,816	11,703,015
Sale of mortgage loans acquired for sale to PennyMac Financial Services, Inc.	42,051,505	31,490,920	16,431,338
Decrease (increase) in servicing advances	4,672	(30,255)	(40,084)
Decrease (increase) in due from PennyMac Financial Services, Inc.	1,640	(1,863)	(127)
Increase in other assets	(62,028)	(36,161)	(24,910)
Increase (decrease) in accounts payable and accrued liabilities	46,657	7,984	(6,361)
(Decrease) Increase in due to PennyMac Financial Services, Inc.	(2,549)	(4,742)	2,122
Decrease in income taxes payable	(15,339)	(17,912)	(8,518)
Net cash used in operating activities	(621,543)	(863,188)	(366,036)
Cash flows from investing activities
Net (increase) decrease in short-term investments	(80,223)	98,035	(47,502)
Purchase of mortgage-backed securities at fair value	(765,467)	(84,828)	(185,972)
Sale and repayment of mortgage-backed securities at fair value	206,508	64,459	86,783
Purchase of mortgage loans at fair value	—	(241,981)	(554,604)
Sale and repayment of mortgage loans at fair value	712,975	279,683	598,339
Sale of mortgage loans at fair value to PennyMac Financial Services, Inc.	891	1,466	—
Repayment of mortgage loans under forward purchase agreements at fair value	—	—	6,413
Purchase of excess servicing spread from PennyMac Financial Services, Inc.	—	(271,554)	(95,892)
Repayment of excess servicing spread by PennyMac Financial Services, Inc.	69,992	78,578	39,257
Settlement of excess servicing spread by PennyMac Financial Services, Inc.	59,045	—	—
Net settlement of derivative financial instruments	(7,216)	(6,809)	(10,436)
Purchase of real estate acquired in settlement of loans	—	—	(3,049)
Sale of real estate acquired in settlement of loans	234,684	240,833	184,467
Sale of real estate acquired in settlement of loans under forward purchase agreements	—	—	5,365
Purchase of mortgage servicing rights	(2,739)	(2,335)	—
Sale of mortgage servicing rights	106	752	474
Deposit of cash securing credit risk transfer agreements	(306,507)	(147,446)	—
Distribution from credit risk transfer agreements	24,746	1,831	—
Decrease in margin deposits and restricted cash	40,062	8,148	4,329
Purchase of Federal Home Loan Bank capital stock	(225)	(7,691)	—
Redemption of Federal Home Loan Bank capital stock	7,320	361	—
Net cash provided by investing activities	193,952	11,502	27,972

The accompanying notes are an integral part of these consolidated financial statements.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Cash flows from financing activities
Sale of assets under agreements to repurchase	70,684,674	50,133,359	31,873,913
Repurchase of assets sold under agreements to repurchase	(70,030,317)	(49,733,160)	(31,183,387)
Sale of mortgage loan participation certificates	6,579,706	5,009,065	4,246,892
Repayment of mortgage loan participation certificates	(6,553,789)	(5,029,301)	(4,226,656)
Advance under notes payable	129,812	394,242	—
Repayment under notes payable	(90,812)	(158,343)	—
Issuance of asset-backed financing of a variable interest entity at fair value	182,400	110,482	—
Repayment of asset-backed financing of a variable interest entity at fair value	(73,624)	(24,951)	(8,571)
Federal Home Loan Bank advances	28,000	760,484	—
Repayment of Federal Home Loan Bank advances	(211,000)	(577,484)	—
Advance under financings payable to PennyMac Financial Services, Inc.	—	168,546	—
Repayment under financings payable to PennyMac Financial Services, Inc.	—	(18,546)	—
Issuance of credit risk transfer financing	—	1,204,187	—
Repayment of credit risk transfer financing	—	(1,204,187)	—
Repayment of borrowings under forward purchase agreements	—	—	(227,866)
Payment of debt issuance costs	(11,161)	(10,928)	—
Issuance of common shares	—	8	90,589
Repurchase of common shares	(98,370)	(16,338)	—
Payment of common share underwriting and offering costs	—	—	(1,070)
Payment of contingent underwriting fees payable	—	(705)	(2,372)
Payment of dividends	(131,560)	(173,022)	(174,433)
Net cash provided by financing activities	403,959	833,408	387,039
Net (decrease) increase in cash	(23,632)	(18,278)	48,975
Cash at beginning of year	58,108	76,386	27,411
Cash at end of year	$34,476	$58,108	$76,386

The accompanying notes are an integral part of these consolidated financial statements.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Organization

PennyMac Mortgage Investment Trust (“PMT” or the “Company”) was organized in Maryland on May 18, 2009, and commenced operations on August 4, 2009, when it completed its initial offerings of common shares of beneficial interest (“common shares”). The Company is a specialty finance company, which, through its subsidiaries (all of which are wholly-owned), invests primarily in residential mortgage-related assets.

The Company operates in four segments: correspondent production, credit sensitive strategies, interest rate sensitive strategies and corporate:

•

The correspondent production segment represents the Company’s operations aimed at serving as an intermediary between mortgage lenders and the capital markets by purchasing, pooling and reselling newly originated prime credit quality mortgage loans either directly or in the form of MBS using the services of PNMAC Capital Management, LLC (“PCM” or the “Manager”) and PennyMac Loan Services, LLC (“PLS”), both indirect controlled subsidiaries of PennyMac Financial Services, Inc. (“PFSI”).

Most of the mortgage loans the Company has acquired in its correspondent production activities have been eligible for sale to government-sponsored entities such as the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or through government agencies such as the Government National Mortgage Association (“Ginnie Mae”). Fannie Mae, Freddie Mac and Ginnie Mae are each referred to as an “Agency” and, collectively, as the “Agencies.”

•

The credit sensitive strategies segment represents the Company’s investments in distressed mortgage loans, real estate acquired in settlement of mortgage loans (“REO”), credit risk transfer agreements (“CRT Agreements”), non-Agency subordinated bonds and small balance commercial real estate mortgage loans.

•

The interest rate sensitive strategies segment represents the Company’s investments in mortgage servicing rights (“MSRs”), excess servicing spread (“ESS”), Agency and senior non-Agency MBS and the related interest rate hedging activities.

•	The corporate segment includes certain interest income, management fee and corporate expense amounts.

The Company conducts substantially all of its operations and makes substantially all of its investments through its subsidiary, PennyMac Operating Partnership, L.P. (the “Operating Partnership”), and the Operating Partnership’s subsidiaries. A wholly-owned subsidiary of the Company is the sole general partner, and the Company is the sole limited partner, of the Operating Partnership.

The Company believes that it qualifies, and has elected to be taxed, as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, beginning with its taxable period ended on December 31, 2009. To maintain its tax status as a REIT, the Company has to distribute at least 90% of its taxable income in the form of qualifying distributions to shareholders.

Note 2—Concentration of Risks

As discussed in Note 1— Organization above, PMT’s operations and investing activities are centered in residential mortgage-related assets, a substantial portion of which were distressed at acquisition. The mortgage loans at fair value not acquired for sale or held in a variable interest entity (“VIE”) are generally purchased at discounts reflecting their distressed state or perceived higher risk of default, as well as a greater likelihood of collateral documentation deficiencies.

Due to the nature of the Company’s investments, PMT is exposed, to a greater extent than traditional mortgage investors, to the risks associated with loan resolution, including that borrowers may be in economic distress and/or may have become unemployed, bankrupt or otherwise unable or unwilling to make payments when due, and that fluctuations in the residential real estate market may affect the performance of its investments. Factors influencing these risks include, but are not limited to:

•	changes in the overall economy, unemployment rates and residential real estate values in the markets where the properties securing the Company’s mortgage loans are located;
•	PCM’s ability to identify and PLS’ ability to execute optimal resolutions of certain mortgage loans;
•	the accuracy of valuation information obtained during the Company’s due diligence activities;

•	PCM’s ability to effectively model, and to develop appropriate model inputs that properly anticipate, future outcomes;
•

the level of government support for resolution of certain mortgage loans and the effect of current and future proposed and enacted legislative and regulatory changes on the Company’s ability to effect cures or resolutions to distressed mortgage loans; and

•

regulatory, judicial and legislative support of the foreclosure process, and the resulting effect on the Company’s ability to acquire and liquidate the real estate securing its portfolio of distressed mortgage loans in a timely manner or at all.

Due to these uncertainties, there can be no assurance that risk management activities identified and executed on PMT’s behalf will prevent significant losses arising from the Company’s investments in real estate-related assets.

A substantial portion of the distressed mortgage loans and REO purchased by the Company in prior years has been acquired from or through one or more subsidiaries of Citigroup Inc., as presented in the following summary:

	December 31, 2016	December 31, 2015
	(in thousands)
Mortgage loans at fair value	$519,698	$855,691
REO	49,048	88,088
	$568,746	$943,779
Total carrying value of distressed mortgage loans at fair value and REO	$1,628,641	$2,442,240

Note 3—Significant Accounting Policies

PMT’s significant accounting policies are summarized below.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in compliance with accounting principles generally accepted in the United States (“GAAP”) as codified in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”).

Use of Estimates

Preparation of financial statements in compliance with GAAP requires the Manager to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results will likely differ from those estimates.

Consolidation

The consolidated financial statements include the accounts of PMT and all wholly-owned subsidiaries. PMT has no significant equity method or cost-basis investments. Intercompany accounts and transactions have been eliminated upon consolidation. The Company also consolidates assets and liabilities included in a securitization transaction, and CRT Agreements as discussed below.

Securitization Transactions

The Company enters into various types of on- and off-balance sheet transactions with special purpose entities (“SPEs”), which are trusts that are established for a limited purpose. Generally, SPEs are formed in connection with securitization transactions. In a securitization transaction, the Company transfers mortgage loans on its balance sheet to an SPE, which then issues to investors various forms of beneficial interests in those assets. In a securitization transaction, the Company typically receives a combination of cash and interests in the SPE in exchange for the assets transferred by the Company.

SPEs are generally Variable Interest Entities (“VIEs”). A VIE is an entity having either a total equity investment at risk that is insufficient to finance its activities without additional subordinated financial support or whose equity investors at risk lack the ability to control the entity’s activities. Variable interests are investments or other interests that will absorb portions of a VIE’s expected losses or receive portions of the VIE’s expected residual returns. Expected residual returns represent the expected positive variability in the fair value of a VIE’s net assets.

PMT consolidates the assets and liabilities of VIEs of which the Company is the primary beneficiary. The primary beneficiary is the party that has both the power to direct the activities that most significantly impact the VIE and holds a variable interest that could potentially be significant to the VIE. To determine whether a variable interest the Company holds could potentially be significant to the VIE, the Company considers both qualitative and quantitative factors regarding the nature, size and form of its involvement with the VIE. The Company assesses whether it is the primary beneficiary of a VIE on an ongoing basis.

The Company evaluates the securitization trust into which mortgage loans are transferred to determine whether the entity is a VIE and whether the Company is the primary beneficiary and therefore is required to consolidate the securitization trust.

Jumbo Mortgage Loan Financing

On September 30, 2013, the Company completed a securitization transaction in which PMT Loan Trust 2013-J1, a VIE, issued $537.0 million in unpaid principal balance (“UPB”) of certificates backed by fixed-rate prime jumbo mortgage loans at a 3.9% weighted yield. The VIE is consolidated by the Company as the Manager determined that PMT is the primary beneficiary of the VIE. The Manager concluded that PMT is the primary beneficiary of the VIE as it has the power, through its affiliate, PLS, in its role as servicer of the mortgage loans, to direct the activities of the trust that most significantly impact the trust’s economic performance. Further, the retained subordinated and residual interest trust certificates expose the Company to losses and returns that could potentially be significant to the VIE.

The asset-backed securities issued by the consolidated VIE are backed by the expected cash flows from the underlying fixed-rate prime jumbo mortgage loans. Cash inflows from these fixed-rate prime jumbo mortgage loans are distributed to investors and service providers in accordance with the contractual priority of payments and, as such, most of these inflows must be directed first to service and repay the senior certificates. After the senior certificates are settled, substantially all cash inflows will be directed to the subordinated certificates until fully repaid and, thereafter, to the residual interest in the trust that the Company owns.

The Company retains beneficial interests in the securitization transaction, including subordinated certificates and residual interests issued by the VIE. The Company retains credit risk in the securitization because the Company’s beneficial interests include the most subordinated interests in the securitized assets, which are the first to absorb credit losses on those assets. The Manager expects that any credit losses in the pools of securitized assets will likely be limited to the Company’s subordinated and residual interests. The Company has no obligation to repurchase or replace securitized assets that subsequently become delinquent or are otherwise in default other than pursuant to breaches of representations and warranties.

For financial reporting purposes, the mortgage loans owned by the consolidated VIE are included in Mortgage loans at fair value on the Company’s consolidated balance sheets and are also shown under a separate statement following the Company’s consolidated balance sheets. The securities issued to third parties by the consolidated VIE are included in Asset-backed financing of a variable interest entity at fair value on the Company’s consolidated balance sheets. The Company recognizes the interest income earned on the mortgage loans owned by the VIE and the interest expense attributable to the asset-backed securities issued to nonaffiliates by the VIE on its consolidated income statements.

Credit Risk Transfer

The Company, through its wholly-owned subsidiary, PennyMac Corp. (“PMC”), entered into CRT Agreements with Fannie Mae, pursuant to which PMC, through subsidiary trust entities, sells pools of mortgage loans into Fannie Mae-guaranteed securitizations while retaining a portion of the credit risk underlying such mortgage loans (“Recourse Obligations”) as part of the retention of an interest-only (“IO”) ownership interest in such mortgage loans.  The mortgage loans subject to the CRT Agreements are transferred by PMC to subsidiary trust entities which sell the mortgage loans into Fannie Mae mortgage loan securitizations. Transfers of mortgage loans subject to CRT Agreements receive sale accounting treatment upon fulfillment of the criteria for sale recognition contained in the Transfers and Servicing topic of the ASC.

The Manager has concluded that the Company’s subsidiary trust entities are VIEs and the Company is the primary beneficiary of the VIEs as it is the holder of the primary beneficial interests which absorb the variability of the trusts’ results of operations. Consolidation of the VIEs results in the inclusion on the Company’s consolidated balance sheet of the fair value of the Recourse Obligations, retained IO ownership interest and the cash pledged to fulfill the Recourse Obligations in the form of a derivative financial instrument and the pledged cash. The pledged cash represents the Company’s maximum contractual exposure to claims under its Recourse Obligations and is the sole source of settlement of losses under the CRT Agreements. Gains and losses on net derivatives related to CRT Agreements are included in Net gain on investments in the consolidated statements of income.

Fair Value

PMT groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the observability of the inputs used to determine fair value. These levels are:

•Level 1—Quoted prices in active markets for identical assets or liabilities.

•Level 2—Prices determined or determinable using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing an asset or liability and are developed based on market data obtained from sources independent of the Company. These may include quoted prices for similar assets and liabilities, interest rates, prepayment speeds, credit risk and other inputs.

•Level 3—Prices determined using significant unobservable inputs. In situations where significant observable inputs are unavailable, unobservable inputs may be used. Unobservable inputs reflect the Company’s own judgments about the factors that market participants use in pricing an asset or liability, and are based on the best information available in the circumstances.

As a result of the difficulty in observing certain significant valuation inputs affecting “Level 3” fair value assets and liabilities, the Manager is required to make judgments regarding these items’ fair values. Different persons in possession of the same facts may reasonably arrive at different conclusions as to the inputs to be applied in valuing these financial statement items and their fair values. Likewise, due to the general illiquidity of some of these assets and liabilities, subsequent transactions may be at values significantly different from those reported.

The Manager reclassifies its assets and liabilities between levels of the fair value hierarchy when the inputs required to establish fair value at a level of the fair value hierarchy are no longer readily available, requiring the use of lower-level inputs, or when the inputs required to establish fair value at a higher level of the hierarchy become available.

Short-Term Investments

Short-term investments are carried at fair value with changes in fair value recognized in current period income. Short-term investments represent deposit accounts. The Company categorizes its short-term investments as “Level 1” fair value assets.

Mortgage-Backed Securities

The Company invests in Agency and non-Agency MBS. Purchases and sales of MBS are recorded as of the trade date. The Company’s investments in MBS are carried at fair value with changes in fair value recognized in current period income. Changes in fair value arising from amortization of purchase premiums and accrual of unearned discounts are recognized using the interest method and are included in Interest income. Changes in fair value arising from other factors are included in Net gain (loss) on investments. The Company categorizes its investments in MBS as “Level 2” fair value assets.

Interest Income Recognition

Interest income on MBS is recognized over the life of the security using the interest method. The Manager estimates, at the time of purchase, the future expected cash flows and determines the effective interest rate based on the estimated cash flows and the security’s purchase price. The Manager updates its cash flow estimates monthly.

Estimating cash flows requires a number of inputs that are subject to uncertainties, including the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), coupon interest rate, interest rate fluctuations, interest payment shortfalls due to delinquencies on the underlying mortgage loans, the likelihood of modification and the timing of the magnitude of credit losses on the mortgage loans underlying the securities. The Manager applies its judgment in developing its estimates. However, these uncertainties are difficult to predict; therefore, the outcome of future events will affect the timing and amount of interest income.

Mortgage Loans

Mortgage loans are carried at their fair values. Changes in the fair value of mortgage loans are recognized in current period income. Changes in fair value, other than changes in fair value attributable to accrual of unearned discounts and amortization of purchase premiums, are included in Net gain on investments for mortgage loans classified as mortgage loans at fair value and mortgage loans under forward purchase agreements at fair value and Net gain on mortgage loans acquired for sale for mortgage loans classified as mortgage loans acquired for sale at fair value. Changes in fair value attributable to accrual of unearned discounts and amortization of purchase premiums are included in Interest income on the consolidated statements of income.

Sale Recognition

The Company purchases from and sells mortgage loans into the secondary mortgage market without recourse for credit losses. However, the Company maintains continuing involvement with the mortgage loans in the form of servicing arrangements and the liability under the representations and warranties it makes to purchasers and insurers of the mortgage loans.

The Company recognizes transfers of mortgage loans as sales based on whether the transfer is made to a VIE:

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For mortgage loans that are not transferred to a VIE, the Company recognizes the transfer as a sale when it surrenders control over the mortgage loans. Control over transferred mortgage loans is deemed to be surrendered when (i) the mortgage loans have been isolated from the Company, (ii) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred mortgage loans, and (iii) the Company does not maintain effective control over the transferred mortgage loans through either (a) an agreement that entitles and obligates the Company to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific mortgage loans.

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For mortgage loans that are transferred to a VIE, the Company recognizes the transfer as a sale when the Manager determines that the Company is not the primary beneficiary of the VIE, as the Company does not both have the power to direct the activities that will have the most significant economic impact on the VIE and does not hold a variable interest that could potentially be significant to the VIE.

Interest Income Recognition

The Company has the ability but not the intent to hold mortgage loans acquired for sale, mortgage loans at fair value other than mortgage loans held in a VIE, and mortgage loans under forward purchase agreements for the foreseeable future. Therefore, interest income on mortgage loans acquired for sale, mortgage loans at fair value other than mortgage loans held in a VIE, and mortgage loans under forward purchase agreements is recognized over the life of the loans using their contractual interest rates.

The Company has both the ability and intent to hold mortgage loans held in a VIE for the foreseeable future. Therefore, interest income on mortgage loans held in a variable interest entity is recognized over the estimated remaining life of the mortgage loans using the interest method. Unearned discounts and purchase premiums are accrued and amortized to interest income using the effective interest rate inherent in the estimated cash flows from the mortgage loans.

Income recognition is suspended and the accrued unpaid interest receivable is reversed against interest income when mortgage loans become 90 days delinquent, or when, in the Manager’s opinion, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current.

Excess Servicing Spread

The Company has acquired the right to receive the ESS related to MSRs owned by PFSI. ESS is carried at its fair value. Changes in fair value are recognized in current period income in Net gain on investments. Because ESS is a claim to a portion of the cash flows from MSRs, its valuation process is similar to that of MSRs. The Manager uses the same discounted cash flow approach to value the ESS as it uses to value the related MSRs except that certain inputs relating to the cost to service the mortgage loans underlying the MSRs and certain ancillary income are not included as these cash flows do not accrue to the holder of the ESS. The Company categorizes ESS as a “Level 3” fair value asset.

Interest Income Recognition

Interest income for ESS is accrued using the interest method, based upon the expected yield from the ESS through the expected life of the underlying mortgages. Changes to the expected interest yield result in a change in fair value which is recorded in Interest income.

Derivative Financial Instruments

In its correspondent production activities, the Company makes contractual commitments to correspondent sellers to purchase mortgage loans at specified interest rates (“interest rate lock commitments” or “IRLCs”). These commitments are accounted for as derivative financial instruments. The Company manages the risk created by IRLCs relating to mortgage loans acquired for sale by entering into forward sale agreements to sell the resulting mortgage loans and by the purchase and sale of interest rate options and futures. Such agreements are also accounted for as derivative financial instruments. These instruments may also be used to manage the risk created by changes in interest rates on certain of the MBS and MSRs the Company holds. The Company classifies its IRLCs as “Level 3” fair value assets and liabilities and the derivative assets and liabilities it acquires to manage the risks created by IRLCs and from holding MBS, mortgage loans pending sale and MSRs as “Level 1” or “Level 2” fair value assets and liabilities.

The Company enters into CRT Agreements whereby it retains a portion of the credit risk relating to mortgage loans it sells into Fannie Mae guaranteed securitizations and retains an IO ownership interest in such mortgage loans. These investments are classified as “Level 3” fair value assets.

All other derivative financial instruments are used for risk management activities.

The Company accounts for its derivative financial instruments as free-standing derivatives. The Company does not designate its derivative financial instruments for hedge accounting. All derivative financial instruments are recognized on the balance sheet at fair value with changes in fair value being reported in current period income. The fair value of the Company’s derivative financial instruments is included in Derivative assets and Derivative liabilities and changes in fair value are included in Net gain on mortgage loans acquired for sale, in Net gain on investments or in Net mortgage loan servicing fees, as applicable, in the Company’s consolidated statements of income.

When the Company has master netting agreements with its derivatives counterparties, the Company nets its counterparty positions along with any cash collateral received from or delivered to the counterparty.

Real Estate Acquired in Settlement of Loans

REO is measured at the lower of the acquisition cost of the property (as measured by purchase price in the case of purchased REO; or the fair value of the mortgage loan immediately before REO acquisition in the case of acquisition in settlement of a mortgage loan) or its fair value reduced by estimated costs to sell. The Company categorizes REO as a “Level 3” fair value asset. Changes in fair value to levels that are less than or equal to acquisition cost and gains or losses on sale of REO are recognized in the consolidated statements of income under the caption Results of real estate acquired in settlement of loans.

Mortgage Servicing Rights

MSRs arise from contractual agreements between the Company and investors (or their agents) in mortgage securities and mortgage loans. Under these contracts, the Company is obligated to provide mortgage loan servicing functions in exchange for fees and other remuneration. The servicing functions typically performed include, among other responsibilities, collecting and remitting mortgage loan payments; responding to borrower inquiries; accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and insurance premiums; counseling delinquent mortgagors; and supervising the acquisition and disposition of REO. The Company has engaged PFSI to provide these services on its behalf.

The Company recognizes MSRs initially at their fair values, either as proceeds from sales of mortgage loans where the Company assumes the obligation to service the mortgage loan in the sale transaction, or from the purchase of MSRs. The precise fair value of MSRs is difficult to determine because MSRs are not actively traded in observable stand-alone markets. Considerable judgment is required to estimate the fair values of these assets and the exercise of such judgment can significantly affect the Company’s earnings. Therefore, the Company categorizes its MSRs as “Level 3” fair value assets.

The fair value of MSRs is derived from the net positive cash flows associated with the servicing contracts. The Company receives a servicing fee of generally 0.25% annually on the remaining outstanding principal balances of conventional mortgage loans. The servicing fees are collected from the monthly payments made by the mortgagors. The Company generally receives other remuneration including rights to various mortgagor-contracted fees such as late charges and collateral reconveyance charges and the Company is generally entitled to retain any interest earned on funds held pending remittance of mortgagor principal, interest, tax and insurance payments.

 The Company accounts for MSRs at either the asset’s fair value with changes in fair value recorded in current period earnings or using the amortization method with the MSRs carried at the lower of amortized cost or fair value based on the class of MSR. The Company has identified two classes of MSRs: originated MSRs backed by mortgage loans with initial interest rates of less than or equal to 4.5%; and originated MSRs backed by mortgage loans with initial interest rates of more than 4.5%. Originated MSRs backed by mortgage loans with initial interest rates of less than or equal to 4.5% are accounted for using the amortization method. Originated MSRs backed by loans with initial interest rates of more than 4.5% are accounted for at fair value with changes in fair value recorded in current period income.

MSRs Accounted for Using the MSR Amortization Method

The Company amortizes MSRs that are accounted for using the MSR amortization method. MSR amortization is determined by applying the ratio of the net MSR cash flows projected for the current period to the projected total remaining net MSR cash flows. The estimated total net MSR cash flows are estimated at the beginning of each month using prepayment inputs applicable at that time.

The Company assesses MSRs accounted for using the amortization method for impairment monthly. Impairment occurs when the current fair value of the MSR falls below the asset’s amortized cost. If MSRs are impaired, the impairment is recognized in current-period income and the carrying value (carrying value is amortized cost reduced by a valuation allowance) of the MSRs is adjusted through a valuation allowance. If the fair value of impaired MSRs subsequently increases, the Company recognizes the increase in fair value in current-period earnings and adjusts the carrying value of the MSRs through a reduction in the valuation allowance to adjust the carrying value only to the extent of the valuation allowance.

The Company stratifies its MSRs by risk characteristic when evaluating for impairment. For purposes of performing its MSR impairment evaluation, the Company stratifies its servicing portfolio on the basis of certain risk characteristics including mortgage loan type (fixed-rate or adjustable-rate) and note interest rate. Fixed-rate mortgage loans are stratified into note interest rate pools of 50 basis points for note interest rates between 3.0% and 4.5% and a single pool for note interest rates below 3%. Adjustable rate mortgage loans with initial interest rates of 4.5% or less are evaluated in a single pool. If the fair value of MSRs in any of the note interest rate pools is below the amortized cost of the MSRs for that pool, impairment is recognized to the extent of the difference between the fair value and the existing carrying value for that pool.

The Manager periodically reviews the various impairment strata to determine whether the fair value of the impaired MSRs in a given stratum is likely to recover in the foreseeable future. When the Manager deems recovery of the fair value to be unlikely in the foreseeable future, a write-down of the cost of the MSRs for that stratum to its estimated recoverable value is charged to the valuation allowance.

Amortization and impairment of MSRs are included in current period income as a component of Net mortgage loan servicing fees.

MSRs Accounted for at Fair Value

Changes in fair value of MSRs accounted for at fair value are recognized in current period income as a component of Net mortgage loan servicing fees.

Servicing Advances

Servicing advances represent advances made on behalf of borrowers and the mortgage loans’ investors to fund delinquent balances for property tax and insurance premiums and out of pocket costs (e.g., preservation and restoration of mortgaged property REO, legal fees, appraisals and insurance premiums). Servicing advances are made in accordance with the Company’s servicing agreements and, when made, are deemed recoverable. The Company periodically reviews servicing advances for collectability. Servicing advances are written off when they are deemed uncollectible.

Borrowings

Borrowings, other than Asset-backed financing of a VIE at fair value, are carried at historical cost. Costs of creating the facilities underlying the agreements are included in the carrying value of the borrowing facilities and are amortized to Interest expense over the term of the borrowing facility on the straight-line basis.

Asset-backed financing of a VIE at Fair Value

The certificates issued to nonaffiliates by the Company relating to the asset-backed financing are recorded as borrowings. Certificates issued to nonaffiliates have the right to receive principal and interest payments of the mortgage loans held by the consolidated VIE. Asset-backed financings of the VIE are carried at fair value. Changes in fair value are recognized in current period income as a component of Net gain on investments. The Company categorizes asset-backed financing of the VIE at fair value as a “Level 2” fair value liability.

Liability for Losses Under Representations and Warranties

The Company provides for its estimate of the losses that it expects to incur in the future as a result of its breach of the representations and warranties that it provides to the purchasers and insurers of the mortgage loans it has sold. The Company’s agreements with the Agencies and other investors include representations and warranties related to the mortgage loans the Company sells to the Agencies and other investors. The representations and warranties require adherence to Agency and other investor origination and underwriting guidelines, including but not limited to the validity of the lien securing the mortgage loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state and local law.

In the event of a breach of its representations and warranties, the Company may be required to either repurchase the mortgage loans with the identified defects or indemnify the investor or insurer. In such cases, the Company bears any subsequent credit loss on the mortgage loans. The Company’s credit loss may be reduced by any recourse it has to correspondent lenders that, in turn, had sold such mortgage loans to the Company and breached similar or other representations and warranties. In such event, the Company has the right to seek a recovery of related repurchase losses from that correspondent lender.

The Company records a provision for losses relating to representations and warranties as part of its mortgage loan sale transactions. The method used to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, estimated future defaults and mortgage loan repurchase rates, the estimated severity of loss in the event of default and the probability of reimbursement by the correspondent mortgage loan seller. The Company establishes a liability at the time mortgage loans are sold and periodically updates its liability estimate. The level of the liability for representations and warranties is reviewed and approved by the Manager’s management credit committee.

The level of the liability for representations and warranties is difficult to estimate and requires considerable management judgment. The level of mortgage loan repurchase losses is dependent on economic factors, investor demand strategies, and other external conditions that may change over the lives of the underlying mortgage loans. The Company’s representations and warranties are generally not subject to stated limits of exposure. However, the Manager believes that the current unpaid principal balance of mortgage loans sold by the Company to date represents the maximum exposure to repurchases related to representations and warranties. The Manager believes the range of reasonably possible losses in relation to the recorded liability is not material to the Company’s financial condition or income.

Underwriting Commissions and Offering Costs

Underwriting commissions and offering costs incurred in connection with the Company’s share offerings are reflected as a reduction of additional paid-in capital. Contingent offering costs that are deemed by the Manager as probable of being paid are recorded as a reduction of additional paid-in capital.

Mortgage Loan Servicing Fees

Mortgage loan servicing fees and other remuneration are received by the Company for servicing mortgage loans. Mortgage loan servicing fees are recorded net of Agency guarantee fees paid by the Company. Mortgage loan servicing fees are recognized as earned over the life of the loans in the servicing portfolio. Mortgage loan servicing fees are deemed to be earned when they are collected.

Share-Based Compensation

The Company amortizes the fair value of previously granted share-based awards to compensation expense over the vesting period using the graded vesting method. Expense relating to share-based awards is included in Compensation expense on the consolidated statements of income.

The initial cost of restricted share units awarded is established at the Company’s closing share price on the date of the award. The Company adjusts the cost of its share-based compensation awards depending on whether the awards are made to its trustees and officers or to non-employees such as officers and employees of affiliates:

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For awards to officers and trustees of the Company, compensation cost relating to restricted share units is generally fixed at the fair value of the award date. Compensation relating to performance share units is adjusted for changes in expected performance attainment in each subsequent reporting period until the units have vested or expired.

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Compensation cost for share-based compensation awarded to employees of the Manager is adjusted to reflect changes in the fair value of awards, including changes in the Company’s share price for both restricted share units and performance share units and, in the case of performance share units, for changes in expected performance attainment in each subsequent reporting period until the award has vested or expired, the service being provided is subsequently completed, or, under certain circumstances, is likely to be completed, whichever occurs first.

The Manager’s estimates of compensation costs reflect the expected portion of share-based compensation awards that are expected to vest.

Income Taxes

The Company has elected to be taxed as a REIT and the Manager believes the Company complies with the provisions of the Internal Revenue Code applicable to REITs. Accordingly, the Manager believes the Company will not be subject to federal income tax on that portion of its REIT taxable income that is distributed to shareholders as long as certain asset, income and share ownership tests are met. If PMT fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to income taxes and may be precluded from qualifying as a REIT for the four tax years following the year of loss of the Company’s REIT qualification.

The Company’s taxable REIT subsidiary is subject to federal and state income taxes. Income taxes are provided for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which the Manager expects those temporary differences to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period in which the change occurs.

A valuation allowance is established if, in the Manager’s judgment, realization of deferred tax assets is not more likely than not. The Company recognizes a tax benefit relating to tax positions it takes only if it is more likely than not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this standard is recognized as the largest amount that exceeds 50 percent likelihood of being realized upon settlement. The Company will classify any penalties and interest as a component of income tax expense.

As of December 31, 2016 and 2015, the Company was not under examination by any federal or state income taxing authority.

Note 4—Transactions with Related Parties

Operating Activities

Correspondent Production Activities

The Company’s mortgage banking services agreement provides for a fulfillment fee paid to PLS based on the type of mortgage loan that the Company acquires. The fulfillment fee is equal to a percentage of the unpaid principal balance of mortgage loans purchased by the Company. PLS has also agreed to provide such services exclusively for the Company’s benefit, and PLS and its affiliates are prohibited from providing such services for any other party.

Prior to September 12, 2016, the applicable fulfillment fee percentages were (i) 0.50% for conventional mortgage loans, (ii) 0.88% for loans sold in accordance with the Ginnie Mae Mortgage-Backed Securities Guide, and (iii) 0.50% for all other mortgage loans not contemplated above; provided, however, that PLS was permitted, in its sole discretion, to reduce the amount of the applicable fulfillment fee and credit the amount of such reduction to any reimbursement that would have otherwise been due based on volumes tied to the aggregate unpaid principal balance of the mortgage loans purchased by the Company in the related month. This reduction was only credited to the reimbursement applicable to the month in which the related mortgage was funded.

Effective as of September 12, 2016, the applicable fulfillment fee percentages are (i) 0.35% for mortgage loans sold or delivered to Fannie Mae or Freddie Mac, and (ii) 0.85% for all other mortgage loans; provided however, that no fulfillment fee shall be due or payable to PLS with respect to any Ginnie Mae mortgage loans. The Company does not hold the Ginnie Mae approval required to issue securities guaranteed by Ginnie Mae MBS and act as a servicer. Accordingly, under the mortgage banking services agreement, PLS currently purchases loans salable in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from the Company at cost less any administrative fees paid by the Correspondent to PMT plus accrued interest and a sourcing fee ranging from two to three and one-half basis points, generally based on the average number of calendar days loans are held by the Company prior to purchase by PLS. The discretionary reductions and volume reimbursements described above are no longer in effect.

In consideration for the mortgage banking services provided by PLS with respect to the Company’s acquisition of mortgage loans under PLS’s early purchase program, PLS is entitled to fees accruing (i) at a rate equal to $1,500 per annum per early purchase facility, and (ii) in the amount of $35 for each mortgage loan that the Company acquires.

The mortgage banking services agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

Following is a summary of correspondent production activity between the Company and PLS:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Mortgage loans fulfillment fees earned by PLS	$86,465	$58,607	$48,719
Unpaid principal balance (“UPB”) of mortgage loans fulfilled by PLS	$23,188,386	$14,014,603	$11,476,448
Sourcing fees received from PLS included in Net gain on mortgage loans acquired for sale	$11,976	$8,966	$4,676
UPB of mortgage loans sold to PLS	$39,908,163	$29,867,580	$15,579,322
Purchases of mortgage loans acquired for sale at fair value from PLS	$21,541	$28,445	$8,082
Tax service fee paid to PLS included in Other expense	$6,690	$4,390	$2,080
Early purchase program fees paid to PLS included in Mortgage loan servicing fees	$30	$—	$—

	December 31, 2016	December 31, 2015
	(in thousands)
Mortgage loans included in Mortgage loans acquired for sale at fair value pending sale to PLS	$804,616	$669,288

Mortgage Loan Servicing Activities

The Company, through its Operating Partnership, has a mortgage loan servicing agreement with PLS. The servicing agreement provides for servicing fees earned by PLS that are based on a percentage of the mortgage loan’s unpaid principal balance to fixed per-loan monthly amounts based on the delinquency, bankruptcy and/or foreclosure status of the serviced mortgage loan or the REO. PLS is also entitled to market-based fees and charges including boarding and deboarding, liquidation and disposition fees, assumption, modification and origination fees and late charges relating to mortgage loans it services for the Company. The servicing agreement was amended and restated as of September 12, 2016; however, the fee structure was not amended in any material respect.

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The base servicing fees for distressed mortgage loans are calculated based on a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on the delinquency, bankruptcy and/or foreclosure status of such mortgage loan or the related underlying real estate. Presently, the base servicing fees for distressed mortgage loans range from $30 per month for current mortgage loans up to $100 per month for mortgage loans where the borrower has declared bankruptcy. PLS is also entitled to certain activity-based fees for distressed mortgage loans that are charged based on the achievement of certain events.  These fees range from 0.50% for a streamline modification to 1.50% for a liquidation and $500 for a deed-in-lieu of foreclosure.  PLS is not entitled to earn more than one liquidation fee, reperformance fee or modification fee in any 18-month period.

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The base servicing fee rate for REO is $75 per month. To the extent that the Company rents its REO under an REO rental program, the Company pays PLS an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to PLS’ cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if PLS provides property management services directly. PLS is also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third party vendor fees.

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The base servicing fees for non-distressed mortgage loans subserviced by PLS on the Company’s behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fees for loans subserviced on the Company’s behalf are $7.50 per month for fixed-rate loans and $8.50 per month for adjustable rate mortgage loans.

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To the extent that these non-distressed mortgage loans become delinquent, PLS is entitled to an additional servicing fee per mortgage loan ranging from $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes REO. PLS is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, assumption, modification and origination fees.

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PLS is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement because the Company does not have any employees or infrastructure. For these services, PLS received a supplemental fee of $25 per month for each distressed whole loan. PLS is entitled to reimbursement for all customary, good faith reasonable and necessary out-of-pocket expenses incurred in performance of its servicing obligations.

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PLS, on behalf of the Company, currently participates in the Home Affordable Modification Program (“HAMP”) of the U.S. Department of the Treasury and U.S. Department of Housing and Urban Development (“HUD”) (and other similar mortgage loan modification programs). HAMP establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program. The loan servicing agreement entitles PLS to retain any incentive payments made to it and to which it is entitled under HAMP; provided, however, that with respect to any such incentive payments paid to PLS under HAMP in connection with a mortgage loan modification for which the Company previously paid PLS a modification fee, PLS shall reimburse the Company an amount equal to the incentive payments.

The term of the servicing agreement, as amended, expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the servicing agreement.

Pursuant to the terms of an MSR recapture agreement, if PLS refinances through its consumer direct lending business mortgage loans for which the Company previously held the MSRs, PLS is generally required to transfer and convey to one of the Company’s wholly-owned subsidiaries without cost to the Company, the MSRs with respect to new mortgage loans originated in those refinancings (or, under certain circumstances, other mortgage loans) that have an aggregate unpaid principal balance that is not less than 30% of the aggregate unpaid principal balance of all the loans so originated. Where the fair value of the aggregate MSRs to be transferred for the applicable month is less than $200,000, PLS may, at its option, pay cash to the Company in an amount equal to such fair value instead of transferring such MSRs.

Following is a summary of mortgage loan servicing fees earned by PLS and MSR recapture income earned from PLS:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Mortgage loans acquired for sale at fair value:
Base	$330	$260	$103
Activity-based	733	371	149
	1,063	631	252
Mortgage loans at fair value:
Distressed mortgage loans
Base	11,078	16,123	18,953
Activity-based	18,521	12,437	19,608
	29,599	28,560	38,561
Mortgage loans held in VIE:
Base	83	125	110
Activity-based	—	—	—
	83	125	110
MSRs:
Base	19,378	16,786	13,405
Activity-based	492	321	194
	19,870	17,107	13,599
	$50,615	$46,423	$52,522
MSR recapture income recognized included in Net mortgage loan servicing fees	$1,573	$787	$9
Average investment in:
Mortgage loans acquired for sale at fair value	$1,443,587	$1,143,232	$573,256
Mortgage loans at fair value:
Distressed mortgage loans	$1,731,638	$2,231,259	$2,121,806
Mortgage loans held in a VIE	$422,122	$494,655	$533,480
Average MSR portfolio	$49,626,758	$38,450,379	$30,720,168

Management Fees

Under a management agreement, the Company pays PCM management fees as follows:

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A base management fee that is calculated quarterly and is equal to the sum of (i) 1.5% per year of average shareholders’ equity up to $2 billion, (ii) 1.375% per year of average shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of average shareholders’ equity in excess of $5 billion.

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A performance incentive fee that is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of return on “equity.”

The performance incentive fee is calculated quarterly and is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

For the purpose of determining the amount of the performance incentive fee:

“Net income” is defined as net income or loss computed in accordance with GAAP and certain other non-cash charges determined after discussions between PCM and PMT’s independent trustees and after approval by a majority of PMT’s independent trustees.

“Equity” is the weighted average of the issue price per common share of all of PMT’s public offerings, multiplied by the weighted average number of common shares outstanding (including restricted share units) in the rolling four-quarter period.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS yield (the target yield) for such quarter. The “high watermark” starts at zero and is adjusted quarterly. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amounts required for PCM to earn a performance incentive fee are adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned.

The base management fee and the performance incentive fee are both payable quarterly in arrears. The performance incentive fee may be paid in cash or a combination of cash and PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at the Company’s option.

The management agreement was amended and restated as of September 12, 2016; however, the fee structure was not amended in any material respect. Following is a summary of the base management and performance incentive fees payable to PCM recorded by the Company:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Base management	$20,657	$22,851	$23,330
Performance incentive	—	1,343	11,705
	$20,657	$24,194	$35,035

In the event of termination of the management agreement between the Company and PFSI, PFSI may be entitled to a termination fee in certain circumstances. The termination fee is equal to three times the sum of (a) the average annual base management fee, and (b) the average annual performance incentive fee earned by PFSI, in each case during the 24-month period before termination.

Expense Reimbursement and Amounts Payable to and Receivable from PFSI

Under the management agreement, PCM is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on the Company’s behalf, it being understood that PCM and its affiliates shall allocate a portion of their personnel’s time to provide certain legal, tax and investor relations services for the direct benefit of the Company. With respect to the allocation of PCM’s and its affiliates personnel, from and after September 12, 2016, PCM shall be reimbursed $120,000 per fiscal quarter, such amount to be reviewed annually and to not preclude reimbursement for any other services performed by PCM or its affiliates.

The Company is required to pay PCM and its affiliates a pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of PCM and its affiliates required for the Company’s and its subsidiaries’ operations. These expenses will be allocated based on the ratio of the Company’s and its subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by PCM as calculated at each fiscal quarter end:

The Company reimbursed PCM and its affiliates for expenses as follows:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Reimbursement of:
Common overhead incurred by PCM and its affiliates	$7,898	$10,742	$10,850
Expenses incurred on the Company’s (PFSI's) behalf, net	(163)	582	792
	$7,735	$11,324	$11,642
Payments and settlements during the year (1)	$143,542	$99,967	$99,987

(1)

Payments and settlements include payments and netting settlements made pursuant to master netting agreements between the Company and PFSI for operating, investment and financing activities itemized in this Note.

The MSR recapture agreement was amended and restated as of September 12, 2016; however, the fee structure was not amended in any material respect. The MSR recapture agreement expires, unless terminated earlier in accordance with the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods.

Amounts receivable from and payable to PFSI are summarized below:

	December 31, 2016	December 31, 2015
	(in thousands)
Receivable from PFSI:
MSR recapture receivable	$707	$781
Other	6,384	8,025
	$7,091	$8,806
Payable to PFSI:
Servicing fees	$5,465	$3,682
Management fees	5,081	5,670
Correspondent production fees	2,371	2,729
Fulfillment fees	1,300	1,082
Allocated expenses and expenses paid by PFSI on PMT’s behalf	1,046	4,490
Conditional Reimbursement	900	900
Interest on Note payable to PFSI	253	412
	$16,416	$18,965

Investing Activities

On February 29, 2016, the Company and PLS terminated that certain master spread acquisition and MSR servicing agreement that the parties entered into effective February 1, 2013 (the “2/1/13 Spread Acquisition Agreement”) and all amendments thereto. In connection with the termination of the 2/1/13 Spread Acquisition Agreement, PLS reacquired from the Company all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by PLS to the Company under the 2/1/13 Spread Acquisition Agreement and then subject to such 2/1/13 Spread Acquisition Agreement. On February 29, 2016, PLS also reacquired from the Company all of its right, title and interest in and to all of the Freddie Mac ESS previously sold to the Company by PLS. The amount of ESS sold by the Company to PLS under these reacquisitions was $59.0 million.

Following is a summary of investing activities between the Company and PFSI:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Sale of mortgage loans at fair value for sale to PFSI	$891	$1,466	$—
ESS:
Purchases	$—	$271,554	$99,728
Received pursuant to a recapture agreement	$6,603	$6,728	$7,343
Repayments and sales	$129,037	$78,578	$39,257
Interest income	$22,601	$25,365	$13,292
Net (loss) gain included in Net gain on investments:
Valuation changes	$(23,923)	$(3,810)	$(28,662)
Recapture income	6,529	7,049	7,828
	$(17,394)	$3,239	$(20,834)

Financing Activities

PFSI held 75,000 of the Company’s common shares at both December 31, 2016 and December 31, 2015.

Repurchase Agreement with PLS

On December 19, 2016, the Company, through a wholly-owned subsidiary, PennyMac Holdings, LLC (“PMH”), entered into a master repurchase agreement with PLS (the “PMH Repurchase Agreement”), pursuant to which PMH may borrow from PLS for the purpose of financing PMH’s participation certificates representing beneficial ownership in ESS. PLS then re-pledges such participation certificates to PNMAC GMSR ISSUER TRUST (the “Issuer Trust”) under a master repurchase agreement by and among PLS, the Issuer Trust and Private National Mortgage Acceptance Company, LLC, as guarantor (the “PC Repurchase Agreement”). The Issuer Trust was formed for the purpose of allowing PLS to finance MSRs and ESS relating to such MSRs (the “GNMA MSR Facility”).

In connection with the GNMA MSR Facility, PLS pledges and/or sells to the Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, the Issuer Trust (a) has issued to PLS, pursuant to the terms of an indenture, the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1” (the “VFN”), and (b) may, from time to time pursuant to the terms of any supplemental indenture, issue to institutional investors additional term notes (“Term Notes”), in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1,000,000,000.

The principal amount paid by PLS for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay PLS the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. PLS is then required to repay the Issuer Trust the corresponding amount under the PC Repurchase Agreement.

Note Payable to PLS

Before entering into the PMH Repurchase Agreement, PLS was a party to a repurchase agreement between it and Credit Suisse First Boston Mortgage Capital LLC (“CSFB”) (the “MSR Repo”), pursuant to which PLS financed Ginnie Mae MSRs and servicing advance receivables and pledged all of its rights and interests in any Ginnie Mae MSRs it owned to CSFB, and a separate acknowledgement agreement with respect thereto, by and among Ginnie Mae, CSFB and PLS.

In connection with the MSR Repo, the Company was party to an underlying loan and security agreement with PLS, pursuant to which the Company was able to borrow up to $150 million from PLS for the purpose of financing its investment in ESS (the “Underlying LSA”). The principal amount of the borrowings under the Underlying LSA was based upon a percentage of the market value of the ESS pledged to PLS, subject to the $150 million sublimit described above. Pursuant to the Underlying LSA, the Company granted to PLS a security interest in all of its right, title and interest in, to and under the ESS pledged to secure the borrowings, and PLS, in turn, re-pledged such ESS to CSFB under the MSR Repo. Interest accrued on the Company’s note relating to the Underlying LSA at a rate based on CSFB’s cost of funds under the MSR Repo. The underlying LSA was terminated in connection with the execution of the PMH Agreement.

In connection with its initial public offering of common shares on August 4, 2009 (“IPO”), the Company conditionally agreed to reimburse PCM up to $2.9 million for underwriting fees paid to the IPO underwriters by PCM on the Company’s behalf (the “Conditional Reimbursement”). Also in connection with its IPO, the Company agreed to pay the IPO underwriters up to $5.9 million in contingent underwriting fees.

Following is a summary of financing activities between the Company and PFSI:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Financings payable—Interest expense	$7,830	$3,343	$—
Conditional Reimbursements paid to PCM	$—	$237	$860

Note 5—Earnings Per Share

The Company grants restricted share units which entitle the recipients to receive dividend equivalents during the vesting period on a basis equivalent to the dividends paid to holders of common shares. Unvested share-based compensation awards containing non-forfeitable rights to receive dividends or dividend equivalents (collectively, “dividends”) are classified as “participating securities” and are included in the basic earnings per share calculation using the two-class method.

Under the two-class method, all earnings (distributed and undistributed) are allocated to common shares and participating securities, based on their respective rights to receive dividends. Basic earnings per share is determined by dividing net income, reduced by income attributable to the participating securities, by the weighted-average common shares outstanding during the period.

Diluted earnings per share is determined by dividing net income attributable to diluted shareholders, which adds back to net income the interest expense, net of applicable income taxes, on the Company’s exchangeable senior notes (the “Exchangeable Notes”), by the weighted-average common shares outstanding, assuming all dilutive securities were issued. In periods in which the Company records a loss, potentially dilutive securities are excluded from the diluted loss per share calculation, as their effect on loss per share is anti-dilutive.

The following table summarizes the basic and diluted earnings per share calculations:

	Year ended December 31,
	2016	2015	2014
	(in thousands except per share amounts)
Basic earnings per share:
Net income	$75,810	$90,100	$194,544
Effect of participating securities—share-based compensation awards	(1,333)	(1,689)	(1,830)
Net income attributable to common shareholders	$74,477	$88,411	$192,714
Diluted earnings per share:
Net income attributable to common shareholders	$74,477	$88,411	$194,544
Interest on Exchangeable Notes, net of income taxes	8,719	8,468	8,456
Net income attributable to common diluted shareholders	$83,196	$96,879	$203,000
Weighted-average basic shares outstanding	68,642	74,446	73,495
Dilutive securities:
Shares issuable under share-based compensation plan	—	423	298
Shares issuable pursuant to exchange of the Exchangeable Notes	8,467	8,467	8,418
Diluted weighted-average number of shares outstanding	77,109	83,336	82,211
Basic earnings per share	$1.09	$1.19	$2.62
Diluted earnings per share	$1.08	$1.16	$2.47

Dividends and undistributed earnings allocated to participating securities under the basic and diluted earnings per share calculations require specific potentially dilutive shares to be included or excluded that may differ in certain circumstances. The following table summarizes the potentially dilutive shares excluded from the diluted earnings per share calculation for the periods as inclusion of such shares would have been antidilutive:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Shares issuable under share-based compensation awards	701	369	371

Note 6—Loan Sales and Variable Interest Entities

The Company is a variable interest holder in various special purpose entities that relate to its mortgage loan transfer and financing activities. These entities are classified as VIEs for accounting purposes. The Company has segregated its involvement with VIEs between those VIEs which the Company does not consolidate and those VIEs which the Company consolidates.

Unconsolidated VIEs with Continuing Involvement

The following table summarizes cash flows between the Company and transferees in transfers of mortgage loans that are accounted for as sales where the Company maintains continuing involvement with the mortgage loans, as well as UPB information at period end:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Cash flows:
Proceeds from sales	$23,525,952	$14,206,816	$11,703,015
Mortgage loan servicing fees received (1)	$125,961	$97,633	$70,294

(1)	Net of guarantee fees.

	December 31,
	2016	2015
	(in thousands)
UPB of mortgage loans outstanding	$56,303,664	$42,300,338
Delinquent mortgage loans:
30-89 days delinquent	$262,467	$175,599
90 or more days delinquent:
Not in foreclosure or bankruptcy	$53,200	$38,669
In foreclosure or bankruptcy	$61,537	$31,386

Consolidated VIEs

Credit Risk Transfer Agreements

Following is a summary of the CRT Agreements:

	Year ended December 31,
	2016	2015
	(in thousands)
During the year:
UPB of mortgage loans sold under CRT Agreements	$11,190,933	$4,602,507
Deposits of cash securing CRT Agreements	$306,507	$147,446
Interest earned on Deposits securing CRT Agreements	$930	$—
Gains recognized on CRT Agreements included in Net gain (loss) on investments
Realized	$21,298	$1,831
Resulting from valuation changes	15,316	(1,238)
	36,614	593
Change in fair value of interest-only security payable at fair value	(4,114)	—
	$32,500	$593
Payments made to settle losses	$90	$—

	December 31, 2016	December 31, 2015
	(in thousands)
UPB of mortgage loans subject to credit guarantee obligations	$14,379,850	$4,546,265
Delinquency status (in UPB):
Current—89 days delinquent	$14,372,247	$4,546,265
90 or more days delinquent	$5,711	$—
Foreclosure	$1,892	$—
Carrying value of CRT Agreements:
Derivative assets	$15,610	$593
Deposits securing credit risk transfer agreements	$450,059	$147,000
Interest-only security payable at fair value	$4,114	$—
Commitments to fund Deposits securing credit risk transfer agreements	$92,109	$—

Jumbo Mortgage Loan Financing

On September 30, 2013, the Company completed a securitization transaction in which PMT Loan Trust 2013-J1, a VIE, issued $537.0 million in UPB of certificates backed by fixed-rate prime jumbo mortgage loans, at a 3.9% weighted yield. The Company initially retained $366.8 million in fair value of such certificates. During the years ended December 31, 2015 and December 31, 2016, the Company sold $111.0 million and $208.8 million in UPB of those certificates, respectively, which reduced the fair value of the certificates retained by the Company to $8.9 million as of December 31, 2016.

Note 7—Netting of Financial Instruments

The Company uses derivative financial instruments to manage exposure to interest rate risk created by its MBS, interest rate lock commitments (“IRLCs”), mortgage loans acquired for sale at fair value, mortgage loans at fair value held in a VIE, ESS and MSRs. All derivative financial instruments are recorded on the consolidated balance sheets at fair value. The Company has elected to net derivative asset and liability positions, and cash collateral obtained from (or posted to) its counterparties when subject to a legally enforceable master netting arrangement. The derivative financial instruments that are not subject to master netting arrangements are IRLCs and the derivatives related to CRT Agreements. As of December 31, 2016 and December 31, 2015, the Company did not enter into reverse repurchase agreements or securities lending transactions that are required to be disclosed in the following tables.

Offsetting of Derivative Assets

Following is a summary of net derivative assets.

	December 31, 2016			December 31, 2015
	Gross amounts of recognized assets	Gross amounts offset in the consolidated balance sheet	Net amounts of assets presented in the consolidated balance sheet	Gross amounts of recognized assets	Gross amounts offset in the consolidated balance sheet	Net amounts of assets presented in the consolidated balance sheet
	(in thousands)
Derivative assets
Not subject to master netting arrangements:
Interest rate lock commitments	$7,069	$—	$7,069	$4,983	$—	$4,983
CRT Agreements	15,610	—	15,610	593	—	593
	22,679	—	22,679	5,576	—	5,576
Subject to master netting arrangements:
MBS put options	1,697	—	1,697	93	—	93
MBS call options	142	—	142	—	—	—
Forward purchase contracts	30,879	—	30,879	2,444	—	2,444
Forward sale contracts	13,164	—	13,164	2,604	—	2,604
Put options on interest rate futures	2,469	—	2,469	1,512	—	1,512
Call options on interest rate futures	63	—	63	1,156	—	1,156
Netting	—	(37,384)	(37,384)	—	(3,300)	(3,300)
	48,414	(37,384)	11,030	7,809	(3,300)	4,509
	$71,093	$(37,384)	$33,709	$13,385	$(3,300)	$10,085

Derivative Assets and Collateral Held by Counterparty

The following table summarizes by significant counterparty the amount of derivative asset positions after considering master netting arrangements and financial instruments or cash pledged that do not meet the accounting guidance qualifying for setoff accounting.

	December 31, 2016				December 31, 2015
	Net amount	Gross amounts			Net amount	Gross amounts
	of assets	not offset in the			of assets	not offset in the
	presented	consolidated			presented	consolidated
	in the	balance sheet			in the	balance sheet
	consolidated		Cash		consolidated		Cash
	balance	Financial	collateral	Net	balance	Financial	collateral	Net
	sheet	instruments	received	amount	sheet	instruments	received	amount
	(in thousands)
CRT Agreements	$15,610	$—	$—	$15,610	$—	$—	$—	$—
Interest rate lock commitments	7,069	—	—	7,069	4,983	—	—	4,983
Bank of America, N.A.	1,881	—	—	1,881	—	—	—	—
RJ O’Brien & Associates, LLC	1,531	—	—	1,531	1,672	—	—	1,672
Royal Bank of Canada	1,194	—	—	1,194	400	—	—	400
Goldman Sachs	1,164	—	—	1,164	—	—	—	—
Jefferies Group LLC	967	—	—	967	541	—	—	541
Barclays Capital	855	—	—	855	796	—	—	796
Wells Fargo Bank, N.A.	638	—	—	638	99	—	—	99
Morgan Stanley Bank, N.A.	—	—	—	—	464	—	—	464
Other	2,800	—	—	2,800	1,130	—	—	1,130
	$33,709	$—	$—	$33,709	$10,085	$—	$—	$10,085

Offsetting of Derivative Liabilities and Financial Liabilities

Following is a summary of net derivative liabilities and assets sold under agreements to repurchase. Assets sold under agreements to repurchase do not qualify for setoff accounting.

	December 31, 2016			December 31, 2015
	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheet	Net amounts of liabilities presented in the consolidated balance sheet	Gross amounts of recognized liabilities	Gross amounts offset in the consolidated balance sheet	Net amounts of liabilities presented in the consolidated balance sheet
	(in thousands)
Derivative liabilities
Not subject to master netting arrangements:
Interest rate lock commitments	$3,292	$—	$3,292	$337	$—	$337
	3,292	—	3,292	337	—	337
Subject to master netting arrangements:
Forward purchase contracts	7,619	—	7,619	3,774	—	3,774
Forward sales contracts	17,974	—	17,974	2,680	—	2,680
Put options on interest rate futures	—	—	—	39	—	39
Call options on interest rate futures	—	—	—	305	—	305
Netting		(19,312)	(19,312)	—	(3,978)	(3,978)
	25,593	(19,312)	6,281	6,798	(3,978)	2,820
	28,885	(19,312)	9,573	7,135	(3,978)	3,157
Assets sold under agreements to repurchase:
UPB	3,784,685	—	3,784,685	3,130,328	—	3,130,328
Unamortized debt issuance costs	(684)	—	(684)	(1,548)	—	(1,548)
	3,784,001	—	3,784,001	3,128,780	—	3,128,780
	$3,812,886	$(19,312)	$3,793,574	$3,135,915	$(3,978)	$3,131,937

Derivative Liabilities, Financial Liabilities and Collateral Pledged by Counterparty

The following table summarizes by significant counterparty the amount of derivative liabilities and assets sold under agreements to repurchase after considering master netting arrangements and financial instruments or cash pledged that do not meet the accounting guidance qualifying for setoff accounting. All assets sold under agreements to repurchase represent sufficient collateral or exceed the liability amount recorded on the consolidated balance sheet.

	December 31, 2016				December 31, 2015
	Net amount	Gross amounts			Net amount	Gross amounts
	of liabilities	not offset in the			of liabilities	not offset in the
	presented	consolidated			presented	consolidated
	in the	balance sheet			in the	balance sheet
	consolidated		Cash		consolidated		Cash
	balance	Financial	collateral	Net	balance	Financial	collateral	Net
	sheet	instruments	pledged	amount	sheet	instruments	pledged	amount
	(in thousands)
Interest rate lock commitments	$3,292	$—	$—	$3,292	$337	$—	$—	$337
Credit Suisse First Boston Mortgage Capital LLC	1,181,441	(1,181,235)	—	206	893,947	(893,854)	—	93
Bank of America, N.A.	847,683	(847,683)	—	—	538,755	(538,515)	—	240
Citibank	575,092	(573,589)	—	1,503	817,089	(816,699)	—	390
JPMorgan Chase & Co.	544,009	(542,542)	—	1,467	467,427	(467,145)	—	282
Daiwa Capital Markets	177,316	(177,077)	—	239	165,480	(165,480)	—	—
Morgan Stanley Bank, N.A.	143,951	(142,055)	—	1,896	214,086	(214,086)	—	—
Wells Fargo	116,648	(116,648)	—	—	—	—	—	—
Barclays Capital	92,796	(92,796)	—	—	24,346	(24,346)	—	—
Royal Bank of Canada	63,926	(63,926)	—	—	—	—	—	—
BNP Paribas	47,785	(47,134)	—	651	10,203	(10,203)	—	—
Other	319	—	—	319	1,815	—	—	1,815
Unamortized debt issuance costs	(684)	684	—	—	(1,548)	1,548	—	—
	$3,793,574	$(3,784,001)	$—	$9,573	$3,131,937	$(3,128,780)	$—	$3,157

Note 8—Fair Value

The Company’s consolidated financial statements include assets and liabilities that are measured based on their fair values. Measurement at fair value may be on a recurring or nonrecurring basis depending on the accounting principles applicable to the specific asset or liability and whether the Manager has elected to carry the item at its fair value as discussed in the following paragraphs.

Fair Value Accounting Elections

The Manager identified all of the Company’s non-cash financial assets and MSRs relating to non-commercial real estate secured mortgage loans with initial interest rates of more than 4.5%, to be accounted for at fair value. The Manager has elected to account for these assets at fair value so such changes in fair value will be reflected in income as they occur and more timely reflect the results of the Company’s performance.

The Manager has also identified the Company’s CRT financing and asset-backed financing of a VIE to be accounted for at fair value to reflect the generally offsetting changes in fair value of these borrowings to changes in fair value of mortgage loans at fair value collateralizing these financings. For other borrowings, the Manager has determined that historical cost accounting is more appropriate because under this method debt issuance costs are amortized over the term of the debt, thereby matching the debt issuance cost to the periods benefiting from the availability of the debt.

Financial Statement Items Measured at Fair Value on a Recurring Basis

Following is a summary of financial statement items that are measured at fair value on a recurring basis:

	December 31, 2016
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Short-term investments	$122,088	$—	$—	$122,088
Mortgage-backed securities at fair value	—	865,061	—	865,061
Mortgage loans acquired for sale at fair value	—	1,673,112	—	1,673,112
Mortgage loans at fair value	—	367,169	1,354,572	1,721,741
Excess servicing spread purchased from PFSI	—	—	288,669	288,669
Derivative assets:
Interest rate lock commitments	—	—	7,069	7,069
CRT Agreements	—	—	15,610	15,610
MBS put options	—	1,697	—	1,697
MBS call options		142	—	142
Forward purchase contracts	—	30,879	—	30,879
Forward sales contracts	—	13,164	—	13,164
Put options on interest rate futures	2,469	—	—	2,469
Call options on interest rate futures	63	—	—	63
Total derivative assets before netting	2,532	45,882	22,679	71,093
Netting	—	—	—	(37,384)
Total derivative assets after netting	2,532	45,882	22,679	33,709
Mortgage servicing rights at fair value	—	—	64,136	64,136
	$124,620	$2,951,224	$1,730,056	$4,768,516
Liabilities:
Asset-backed financing of a VIE at fair value	$—	$353,898	$—	$353,898
Interest-only security payable at fair value	—	—	4,114	4,114
Derivative liabilities:
Interest rate lock commitments	—	—	3,292	3,292
Forward purchase contracts	—	7,619	—	7,619
Forward sales contracts	—	17,974	—	17,974
Put options on interest rate futures	—	—	—	—
Total derivative liabilities before netting	—	25,593	3,292	28,885
Netting	—	—	—	(19,312)
Total derivative liabilities after netting	—	25,593	3,292	9,573
	$—	$379,491	$7,406	$367,585

	December 31, 2015
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets:
Short-term investments	$41,865	$—	$—	$41,865
Mortgage-backed securities at fair value	—	322,473	—	322,473
Mortgage loans acquired for sale at fair value	—	1,283,795	—	1,283,795
Mortgage loans at fair value	—	455,394	2,100,394	2,555,788
Excess servicing spread purchased from PFSI	—	—	412,425	412,425
Derivative assets:
Interest rate lock commitments	—	—	4,983	4,983
CRT Agreements	—	—	593	593
MBS put options	—	93	—	93
Forward purchase contracts	—	2,444	—	2,444
Forward sales contracts	—	2,604	—	2,604
Put options on interest rate futures	1,512	—	—	1,512
Call options on interest rate futures	1,156	—	—	1,156
Total derivative assets	2,668	5,141	5,576	13,385
Netting	—	—	—	(3,300)
Total derivative assets after netting	2,668	5,141	5,576	10,085
Mortgage servicing rights at fair value	—	—	66,584	66,584
	$44,533	$2,066,803	$2,584,979	$4,693,015
Liabilities:
Asset-backed financing of the VIE at fair value	$—	$247,690	$—	$247,690
Derivative liabilities:
Interest rate lock commitments	—	—	337	337
Forward purchase contracts	—	3,774	—	3,774
Forward sales contracts	—	2,680	—	2,680
Put options on interest rate futures	39	—	—	39
Call options on interest rate futures	305	—	—	305
Total derivative liabilities	344	6,454	337	7,135
Netting	—	—	—	(3,978)
Total derivative liabilities after netting	344	6,454	337	3,157
	$44,877	$2,320,947	$2,585,316	$4,943,862

The following is a summary of changes in items measured using Level 3 inputs on a recurring basis:

	Year ended December 31, 2016
	Mortgage	Excess	Interest		Mortgage
	loans	servicing	rate lock	CRT	servicing
	at fair value	spread	commitments (1)	Agreements (1)	rights	Total
	(in thousands)
Assets
Balance, December 31, 2015	$2,100,394	$412,425	$4,646	$593	$66,584	$2,584,642
Purchases and issuances	—	—	71,892	—	2,739	74,631
Repayments and sales	(626,095)	(129,037)	—	—	—	(755,132)
Capitalization of interest	84,820	22,601	—	—	—	107,421
ESS received pursuant to a recapture agreement with PFSI	—	6,603	—	—	—	6,603
Servicing received as proceeds from sales of mortgage loans	—	—	—	—	7,337	7,337
Proceeds from CRT Agreements	—	—	—	(21,298)	—	(21,298)
Changes in fair value included in income arising from:
Changes in instrument-specific credit risk	26,910	—	—	—	—	26,910
Other factors	(30,414)	(23,923)	15,944	36,315	(12,524)	(14,602)
	(3,504)	(23,923)	15,944	36,315	(12,524)	12,308
Transfers of mortgage loans to REO and real estate held for investment	(201,043)	—	—	—	—	(201,043)
Transfers of interest rate lock commitments to mortgage loans acquired for sale	—	—	(88,705)	—	—	(88,705)
Balance, December 31, 2016	$1,354,572	$288,669	$3,777	$15,610	$64,136	$1,726,764
Changes in fair value recognized during the period relating to assets still held at December 31, 2016	$(15,877)	$(16,713)	$3,777	$15,610	$(12,524)	$(25,727)

(1)	For the purpose of this table, the IRLC and CRT Agreement “Level 3” fair value asset and liability positions are shown net.

Year ended December 31, 2016
Interest-only
security
payable
(in thousands)
Liability:
Balance, December 31, 2015	$—
Purchases and issuances	—
Repayments and sales	—
Capitalization of interest	—
Changes in fair value included in income arising from:
Changes in instrument- specific credit risk	—
Other factors	4,114
4,114
Balance, December 31, 2016	$4,114
Changes in fair value recognized during the period relating to assets still held at December 31, 2016	$4,114

	Year ended December 31, 2015
	Mortgage	Excess	Interest		Mortgage
	loans	servicing	rate lock	CRT	servicing
	at fair value	spread	commitments (1)	Agreements	rights	Total
	(in thousands)
Balance, December 31, 2014	$2,199,583	$191,166	$5,661	$—	$57,358	$2,453,768
Purchases and issuances	241,981	271,554	—	—	2,335	515,870
Repayments and sales	(218,585)	(78,578)	—	—	—	(297,163)
Capitalization of interest	57,754	25,365	—	—	—	83,119
ESS received pursuant to a recapture agreement with PFSI	—	6,728	—	—	—	6,728
Interest rate lock commitments issued, net	—	—	50,536	—	—	50,536
Servicing received as proceeds from sales of mortgage loans	—	—	—	—	13,963	13,963
Changes in fair value included in income arising from:
Changes in instrument- specific credit risk	42,267	—	—	—	—	42,267
Other factors	38,866	(3,810)	(12,811)	593	(7,072)	15,766
	81,133	(3,810)	(12,811)	593	(7,072)	58,033
Transfers of mortgage loans to REO	(285,331)	—	—	—	—	(285,331)
Transfers of mortgage loans at fair value from “Level 2” to “Level 3” (2)	23,859	—	—	—	—	23,859
Transfers of interest rate lock commitments to mortgage loans acquired for sale	—	—	(38,740)	—	—	(38,740)
Balance, September 30, 2015	$2,100,394	$412,425	$4,646	$593	$66,584	$2,584,642
Changes in fair value recognized during the period relating to assets still held at December 31, 2015	$77,867	$(3,810)	$4,646	$593	$(7,072)	$72,224

(1)	For the purpose of this table, the IRLC “Level 3” fair value asset and liability positions are shown net.
(2)

During the year ended December 31, 2015, the Manager identified certain “Level 2” fair value mortgage loans that were not salable into the prime mortgage market and therefore transferred them to “Level 3”.

	Year ended December 31, 2014
		Mortgage
		loans under
	Mortgage	forward	Excess	Interest	Mortgage
	loans	purchase	servicing	rate lock	servicing
	at fair value	agreements	spread	commitments (1)	rights	Total
	(in thousands)
Balance, December 31, 2013	$2,076,665	$218,128	$138,723	$1,249	$26,452	$2,461,217
Purchases and issuances	554,604	1,386	99,728	—	—	655,718
Repayments and sales	(572,586)	(6,413)	(39,257)	—	(139)	(618,395)
Capitalization of interest	65,050	1,800	13,292	—	—	80,142
ESS received pursuant to a recapture agreement with PFSI	—	—	7,342	—	—	7,342
Interest rate lock commitments issued, net	—	—	—	56,367	—	56,367
Sales				—		—
Servicing received as proceeds from sales of mortgage loans	—	—	—	—	47,693	47,693
Changes in fair value included in income arising from:
Changes in instrument-specific credit risk	34,785	1,815	—		—	36,600
Other factors	179,896	(1,012)	(28,662)	17,326	(16,648)	150,900
	214,681	803	(28,662)	17,326	(16,648)	187,500
Transfers of mortgage loans under forward purchase agreements to mortgage loans	205,902	(205,902)	—
Transfers of mortgage loans to REO	(344,733)	—	—	—	—	(344,733)
Transfers of mortgage loans under forward purchase agreements to REO under forward purchase agreements	—	(9,802)	—	—	—	(9,802)
Transfers of interest rate lock commitments to mortgage loans acquired for sale	—	—	—	(69,281)	—	(69,281)
Balance, December 31, 2014	$2,199,583	$—	$191,166	$5,661	$57,358	$2,453,768
Changes in fair value recognized during the period relating to assets still held at December 31, 2014	$134,724	$—	$(28,662)	$5,661	$(16,648)	$95,075

(1)	For the purpose of this table, the IRLC “Level 3” fair value asset and liability positions are shown net.

The information used in the preceding roll forwards represents activity for financial statement items measured at fair value on a recurring basis and identified as using “Level 3” significant fair value inputs at either the beginning or the end of the periods presented. The Company had transfers among the fair value levels arising from transfers of IRLCs to mortgage loans held for sale at fair value upon purchase of the respective mortgage loans.

Following are the fair values and related principal amounts due upon maturity of mortgage loans accounted for under the fair value option (including mortgage loans acquired for sale, mortgage loans held in a consolidated VIE, and distressed mortgage loans at fair value):

	December 31, 2016			December 31, 2015
	Fair value	Principal amount due upon maturity	Difference	Fair value	Principal amount due upon maturity	Difference
	(in thousands)
Mortgage loans acquired for sale at fair value:
Current through 89 days delinquent	$1,672,181	$1,633,569	$38,612	$1,283,275	$1,235,433	$47,842
90 or more days delinquent
Not in foreclosure	145	189	(44)	304	333	(29)
In foreclosure	786	717	69	216	253	(37)
	931	906	25	520	586	(66)
	$1,673,112	$1,634,475	$38,637	$1,283,795	$1,236,019	$47,776
Mortgage loans at fair value:
Mortgage loans held in a consolidated VIE:
Current through 89 days delinquent	$367,169	$368,524	$(1,355)	$455,394	$454,935	$459
90 or more days delinquent
Not in foreclosure	—	—	—	—	—	—
In foreclosure	—	—	—	—	—	—
	—	—	—	—	—	—
	367,169	368,524	(1,355)	455,394	454,935	459
Distressed mortgage loans at fair value:
Current through 89 days delinquent	611,584	818,665	(207,081)	877,438	1,134,560	(257,122)
90 or more days delinquent
Not in foreclosure	305,431	425,460	(120,029)	459,060	640,343	(181,283)
In foreclosure	437,557	595,534	(157,977)	763,896	1,062,205	(298,309)
	742,988	1,020,994	(278,006)	1,222,956	1,702,548	(479,592)
	1,354,572	1,839,659	(485,087)	2,100,394	2,837,108	(736,714)
	$1,721,741	$2,208,183	$(486,442)	$2,555,788	$3,292,043	$(736,255)

Following are the changes in fair value included in current period income by consolidated statement of income line item for financial statement items accounted for under the fair value option:

	Year ended December 31, 2016
	Net gain on		Net
	mortgage		mortgage
	loans	Net	loan	Net gain
	acquired	interest	servicing	on
	for sale	income	fees	investments	Total
	(in thousands)
Assets:
Short-term investments	$—	$—	$—	$—	$—
Mortgage-backed securities at fair value	—	(2,391)	—	(13,168)	(15,559)
Mortgage loans acquired for sale at fair value	55,350	—	—	—	55,350
Mortgage loans at fair value	—	1,294	—	(5,252)	(3,958)
ESS at fair value	—	—	—	(23,923)	(23,923)
MSRs at fair value	—	—	(12,524)	—	(12,524)
	$55,350	$(1,097)	$(12,524)	$(42,343)	$(614)
Liabilities:
Asset-backed financing of a VIE at fair value	$—	$(669)	$—	$3,238	$2,569
	$—	$(669)	$—	$3,238	$2,569

	Year ended December 31, 2015
	Net gain on		Net
	mortgage		mortgage
	loans	Net	loan	Net gain
	acquired	interest	servicing	on
	for sale	income	fees	investments	Total
	(in thousands)
Assets:
Short-term investments	$—	$—	$—	$—	$—
Mortgage-backed securities at fair value	—	(35)	—	(5,224)	(5,259)
Mortgage loans acquired for sale at fair value	71,880	—	—	—	71,880
Mortgage loans at fair value	—	1,253	—	70,470	71,723
ESS at fair value	—	—	—	3,239	3,239
MSRs at fair value	—	—	(7,072)	—	(7,072)
	$71,880	$1,218	$(7,072)	$68,485	$134,511
Liabilities:
Asset-backed financing of a VIE at fair value	$—	$(499)	$—	$4,260	$3,761
	$—	$(499)	$—	$4,260	$3,761

	Year ended December 31, 2014
	Net gain on		Net
	mortgage		mortgage
	loans	Net	loan	Net gain
	acquired	interest	servicing	on
	for sale	income	fees	investments	Total
	(in thousands)
Assets:
Short-term investments	$—	$—	$—	$—	$—
Mortgage-backed securities at fair value	—	357	—	10,416	10,773
Mortgage loans acquired for sale at fair value	100,213	—	—	—	100,213
Mortgage loans at fair value	—	1,848	—	242,449	244,297
Mortgage loans under forward purchase agreements at fair value				803	803
ESS at fair value	—	—	—	(20,834)	(20,834)
MSRs at fair value	—	—	(16,648)	—	(16,648)
	$100,213	$2,205	$(16,648)	$232,834	$318,604
Liabilities:
Asset-backed financing of a VIE at fair value	$—	$(617)	$—	$(8,459)	$(9,076)
	$—	$(617)	$—	$(8,459)	$(9,076)

Financial Statement Items Measured at Fair Value on a Nonrecurring Basis

Following is a summary of financial statement items that were re-measured at fair value on a nonrecurring basis during the periods presented:

	December 31, 2016
	Level 1	Level 2	Level 3	Total
	(in thousands)
Real estate acquired in settlement of loans	$—	$—	$125,683	$125,683
MSRs at lower of amortized cost or fair value	—	—	173,765	173,765
	$—	$—	$299,448	$299,448

	December 31, 2015
	Level 1	Level 2	Level 3	Total
	(in thousands)
Real estate acquired in settlement of loans	$—	$—	$173,662	$173,662
MSRs at lower of amortized cost or fair value	—	—	145,187	145,187
	$—	$—	$318,849	$318,849

The following table summarizes the fair value changes recognized during the period on assets held at period end that were measured at fair value on a nonrecurring basis:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Real estate asset acquired in settlement of loans	$(17,561)	$(24,546)	$(24,896)
MSRs at lower of amortized cost or fair value	(2,728)	(3,229)	(5,138)
	$(20,289)	$(27,775)	$(30,034)

Real Estate Acquired in Settlement of Loans

The Company evaluates its REO for impairment with reference to the respective properties’ fair values less cost to sell on a nonrecurring basis. The initial carrying value of the REO is measured at cost as indicated by the purchase price in the case of purchased REO or as measured by the fair value of the mortgage loan immediately before REO acquisition in the case of acquisition in settlement of a loan. REO may be subsequently revalued due to the Company receiving greater access to the property, the property being held for an extended period or receiving indications that the property’s value may not be supported by developing market conditions. Any subsequent change in fair value to a level that is less than or equal to the property’s cost is recognized in Results of real estate acquired in settlement of loans in the Company’s consolidated statements of income.

Mortgage Servicing Rights at Lower of Amortized Cost or Fair Value

The Company evaluates its MSRs at lower of amortized cost or fair value for impairment with reference to the asset’s fair value. For purposes of performing its MSR impairment evaluation, the Company stratifies its MSRs at lower of amortized cost or fair value based on the interest rates borne by the mortgage loans underlying the MSRs. Mortgage loans are grouped into pools with 50 basis point interest rate ranges for fixed-rate mortgage loans with interest rates between 3.0% and 4.5% and a single pool for mortgage loans with interest rates below 3.0%. MSRs relating to adjustable rate mortgage loans with initial interest rates of 4.5% or less are evaluated in a single pool. If the fair value of MSRs in any of the interest rate pools is below the amortized cost of the MSRs, those MSRs are impaired.

When MSRs are impaired, the impairment is recognized in current-period income and the carrying value of the MSRs is adjusted using a valuation allowance. If the fair value of the MSRs subsequently increases, the increase in fair value is recognized in current period income only to the extent of the valuation allowance for the respective impairment stratum.

The Manager periodically reviews the various impairment strata to determine whether the fair value of the impaired MSRs in a given stratum is likely to recover. When the Manager deems recovery of fair value to be unlikely in the foreseeable future, a write-down of the cost of the MSRs for that stratum to its estimated recoverable value is charged to the valuation allowance.

Fair Value of Financial Instruments Carried at Amortized Cost

The Company’s Cash as well as certain of its borrowings are carried at amortized cost. Cash is measured using a “Level 1” fair value input. The Company’s Assets sold under agreements to repurchase, Mortgage loan participation and sale agreements, Notes payable, Exchangeable senior notes and Federal Home Loan Bank advances are classified as “Level 3” fair value liabilities due to the Company’s reliance on unobservable inputs to estimate these instruments’ fair values.

The Manager has concluded that the fair values of Cash, Assets sold under agreements to repurchase, Mortgage loan participation and sale agreements, Notes payable and Federal Home Loan Bank advances approximate the agreements’ carrying values due to the immediate realizability of Cash at its carrying amount and to the borrowing agreements’ short terms and variable interest rates. The fair value of the Exchangeable senior notes at December 31, 2016 and December 31, 2015 was $240.7 million and $230.0 million, respectively. The fair value of the Exchangeable senior notes is estimated using a broker indication of value.

Valuation Techniques and Inputs

Most of the Company’s assets, and the Asset-backed financing of a VIE, the Interest-only security payable and Derivative liabilities are carried at fair value with changes in fair value recognized in current period income. A substantial portion of these items are “Level 3” fair value assets and liabilities which require the use of unobservable inputs that are significant to the estimation of the items’ fair values. Unobservable inputs reflect the Company’s own judgments about the factors that market participants use in pricing an asset or liability, and are based on the best information available under the circumstances.

Due to the difficulty in estimating the fair values of “Level 3” fair value assets and liabilities, the Manager has assigned responsibility for estimating fair value of these items to specialized staff and subjects the valuation process to significant executive management oversight. The Manager’s Financial Analysis and Valuation group (the “FAV group”) is responsible for estimating the fair values of “Level 3” fair value assets and liabilities other than IRLCs and maintaining its valuation policies and procedures.

With respect to the Company’s non-IRLC “Level 3” fair value assets and liabilities, the FAV group reports to PCM’s valuation committee, which oversees and approves the valuations. The FAV group monitors the models used for valuation of the Company’s non-IRLC “Level 3” fair value assets and liabilities, including the models’ performance versus actual results, and reports those results to PCM’s valuation committee. During 2016, PCM’s valuation committee included PFSI’s chief executive, financial, risk, business development and asset/liability management officers.

The FAV group is responsible for reporting to PCM’s valuation committee on a monthly basis on the changes in the valuation of the non-IRLC “Level 3” fair value assets and liabilities, including major factors affecting the valuation and any changes in model methods and inputs. To assess the reasonableness of its valuations, the FAV group presents an analysis of the effect on the valuation of changes to the significant inputs to the models.

The fair value of the Company’s IRLCs is developed by the Manager’s Capital Markets Risk Management staff and is reviewed by the Manager’s Capital Markets Operations group.

The following is a description of the techniques and inputs used in estimating the fair values of “Level 2” and “Level 3” fair value assets and liabilities:

Mortgage-Backed Securities

The Company categorizes its current holdings of MBS as “Level 2” fair value assets. Fair value of MBS is established based on quoted market prices. Changes in the fair value of MBS are included in Net gain (loss) on investments in the consolidated statements of income.

Mortgage Loans

Fair value of mortgage loans is estimated based on whether the mortgage loans are saleable into active markets:

•

Mortgage loans that are saleable into active markets, comprised of the Company’s mortgage loans acquired for sale at fair value and mortgage loans at fair value held in a VIE, are categorized as “Level 2” fair value assets. The fair values of mortgage loans acquired for sale at fair value are established using their quoted market or contracted price or market price equivalent. For the mortgage loans at fair value held in a VIE, the quoted fair values of all of the individual securities issued by the securitization trust are used to derive a fair value for the mortgage loans. The Company obtains indications of fair value from nonaffiliated brokers based on comparable securities and validates the brokers’ indications of fair value using pricing models and inputs the Manager believes are similar to the models and inputs used by other market participants.

•

Mortgage loans that are not saleable into active markets, comprised of distressed mortgage loans, are categorized as “Level 3” fair value assets and their fair values are estimated using a discounted cash flow approach. Inputs to the discounted cash flow model include current interest rates, loan amount, payment status, property type, discount rates and forecasts of future interest rates, home prices, prepayment speeds, default speeds, loss severities and contracted selling price where applicable.

The valuation process includes the computation by stratum of the mortgage loans’ fair values and a review for reasonableness of various measures such as weighted average life, projected prepayment and default speeds, and projected default and loss percentages. The FAV group computes the effect on the valuation of changes in inputs such as interest rates, home prices, and delinquency status to assess the reasonableness of changes in the mortgage loan valuation.

Changes in fair value attributable to changes in instrument-specific credit risk are measured by the effect on fair value of the change in the respective mortgage loan’s delinquency status and performance history at year-end from the later of the beginning of the year or acquisition date.

The significant unobservable inputs used in the fair value measurement of the Company’s mortgage loans at fair value are discount rate, home price projections, voluntary prepayment speeds and default speeds. Significant changes in any of those inputs in isolation could result in a significant change to the mortgage loans’ fair value measurement. Increases in home price projections are generally accompanied by an increase in voluntary prepayment speeds. Changes in the fair value of mortgage loans at fair value are included in Net gain (loss) on investments in the consolidated statements of income.

Following is a quantitative summary of key inputs used in the valuation of mortgage loans at fair value:

Key inputs	December 31, 2016	December 31, 2015
Discount rate
Range	2.6% – 15.0%	2.5% – 15.0%
Weighted average	7.1%	7.1%
Twelve-month projected housing price index change
Range	2.5% – 4.8%	1.5% – 5.1%
Weighted average	3.7%	3.6%
Prepayment speed (1)
Range	0.1% – 10.9%	0.1% – 9.6%
Weighted average	4.0%	3.7%
Total prepayment speed (2)
Range	2.9% – 24.6%	0.5% – 27.2%
Weighted average	17.7%	19.6%

(1)	Prepayment speed is measured using Life Voluntary Conditional Prepayment Rate (“CPR”).
(2)	Total prepayment speed is measured using Life Total CPR.

Excess Servicing Spread Purchased from PFSI

The Company categorizes ESS as a “Level 3” fair value asset. The Company uses a discounted cash flow approach to estimate the fair value of ESS. The key inputs used in the estimation of the fair value of ESS include prepayment speed and discount rate. Significant changes to those inputs in isolation may result in a significant change in the ESS fair value measurement. Changes in these key inputs are not necessarily directly related.

ESS is generally subject to loss in fair value when interest rates decrease. Decreasing mortgage market interest rates normally encourage increased mortgage refinancing activity. Increased refinancing activity reduces the expected life of the mortgage loans underlying the ESS, thereby reducing the cash flows expected to accrue to ESS. Reductions in the fair value of ESS affect income primarily through change in fair value. Changes in the fair value of ESS are included in Net gain (loss) on investments in the consolidated statements of income.

Following are the key inputs used in determining the fair value of ESS:

Key inputs	December 31, 2016	December 31, 2015
UPB of underlying mortgage loans (in thousands)	$32,376,359	$51,966,405
Average servicing fee rate (in basis points)	34	32
Average ESS rate (in basis points)	19	17
Pricing spread (1)
Range	3.8% - 4.8%	4.8% - 6.5%
Weighted average	4.4%	5.7%
Life (in years)
Range	1.4 - 8.6	1.4 - 9.0
Weighted average	6.8	6.9
Annual total prepayment speed (2)
Range	7.0% - 41.3%	5.2% - 52.4%
Weighted average	10.5%	9.6%

(1)

Pricing spread represents a margin that is applied to a reference interest rate’s forward rate curve to develop periodic discount rates. The Company applies a pricing spread to the United States Dollar London Interbank Offered Rate (“LIBOR”) curve for purposes of discounting cash flows relating to ESS.

(2)	Prepayment speed is measured using Life Total CPR.

Derivative Financial Instruments

Interest Rate Lock Commitments

The Company categorizes IRLCs as “Level 3” fair value assets and liabilities. The Company estimates the fair value of IRLCs based on quoted Agency MBS prices, its estimate of the fair value of the MSRs it expects to receive in the sale of the mortgage loan and the probability that the mortgage loans will be purchased under the commitment (the “pull-through rate”).

The significant unobservable inputs used in the fair value measurement of the Company’s IRLCs are the pull-through rate and the MSR component of the Company’s estimate of the fair value of the mortgage loans it has committed to purchase. Significant changes in the pull-through rate or the MSR component of the IRLCs, in isolation, may result in a significant change in fair value. The financial effects of changes in these inputs are generally inversely correlated as increasing interest rates have a positive effect on the fair value of the MSR component of IRLC value, but increase the pull-through rate for mortgage loan principal and interest payment cash flows that have decreased in fair value. Changes in fair value of IRLCs are included in Net gain on mortgage loans acquired for sale in the consolidated statements of income.

Following is a quantitative summary of key unobservable inputs used in the valuation of IRLCs:

Key inputs	December 31, 2016	December 31, 2015
Pull-through rate
Range	60.7% - 100.0%	60.2% - 100.0%
Weighted average	88.5%	92.4%
MSR value expressed as:
Servicing fee multiple
Range	2.6 - 6.0	2.1 - 6.2
Weighted average	5.0	4.9
Percentage of UPB
Range	0.7% - 1.5%	0.5% - 3.8%
Weighted average	1.3%	1.2%

Hedging Derivatives

The Company estimates the fair value of commitments to sell mortgage loans based on quoted MBS prices. These derivative financial instruments are categorized by the Company as “Level 1” fair value assets and liabilities for those based on exchange traded market prices or as “Level 2” fair value assets and liabilities for those based on observable interest rate volatilities in the MBS market. Changes in the fair value of hedging derivatives are included in Net gain on mortgage loans acquired for sale, Net mortgage loan servicing fees, Net gain on investments or, as applicable, in the consolidated statements of income.

Real Estate Acquired in Settlement of Loans

REO is measured based on its fair value on a nonrecurring basis and is categorized as a “Level 3” fair value asset. Fair value of REO is established by using a current estimate of fair value from a broker’s price opinion, a full appraisal, or the price given in a current contract of sale.

REO fair values are reviewed by the Manager’s staff appraisers when the Company obtains multiple indications of fair value and there is a significant difference between the fair values received. PCM’s staff appraisers will attempt to resolve the difference between the indications of fair value. In circumstances where the appraisers are not able to generate adequate data to support a fair value conclusion, the staff appraisers will order an additional appraisal to determine fair value. Changes in the fair value of REO are included in Results of real estate acquired in settlement of loans in the consolidated statements of income.

Mortgage Servicing Rights

MSRs are categorized as “Level 3” fair value assets. The Company uses a discounted cash flow approach to estimate the fair value of MSRs. The key inputs used in the estimation of the fair value of MSRs include the applicable pricing spread, prepayment and default rates of the underlying mortgage loans, and annual per-loan cost to service mortgage loans, all of which are unobservable. Significant changes to any of those inputs in isolation could result in a significant change in the MSR fair value measurement. Changes in these key inputs are not necessarily directly related. Changes in the fair value of MSRs are included in Net mortgage loan servicing fees in the consolidated statements of income.

MSRs are generally subject to loss in fair value when mortgage interest rates decrease. Decreasing mortgage interest rates normally encourage increased mortgage refinancing activity. Increased refinancing activity reduces the expected life of the underlying mortgage loans, thereby reducing the cash flows expected to accrue to the MSRs. Reductions in the fair value of MSRs affect income primarily through change in fair value and change in impairment. For MSRs backed by mortgage loans with historically low interest rates, factors other than interest rates (such as housing price changes) take on increasing influence on prepayment behavior of the underlying mortgage loans.

Following are the key inputs used in determining the fair value of MSRs at the time of initial recognition:

	Year ended December 31,
	2016		2015		2014
	Amortized cost	Fair value	Amortized cost	Fair value	Amortized cost	Fair value
	(MSR recognized and UPB of underlying mortgage loan amounts in thousands)
MSR recognized	$267,755	$7,337	$140,511	$13,963	$73,640	$47,693
Key inputs
UPB of underlying mortgage loans	$22,068,577	$752,850	$12,195,574	$1,430,795	$6,800,637	$4,573,369
Weighted-average annual servicing fee rate (in basis points)	25	26	25	25	25	25
Pricing spread (1)
Range	7.2% – 12.6%	7.2% – 7.6%	6.5% –17.5%	7.2% – 16.3%	6.3% – 17.5%	8.5% – 14.3%
Weighted average	7.5%	7.3%	7.9%	8.5%	8.6%	9.1%
Life (in years)
Range	1.4 – 12.3	2.0 – 9.4	1.3 – 12.0	2.2 – 9.4	1.1 – 7.3	1.6 – 7.3
Weighted average	8.0	5.9	6.9	6.4	6.4	7.1
Annual total prepayment speed (2)
Range	3.3% – 49.2%	7.2% – 38.0%	3.5% – 51.0%	6.8% – 34.2%	7.6% – 56.4%	8.0% – 42.7%
Weighted average	8.3%	14.5%	9.0%	12.3%	9.6%	9.7%
Annual per-loan cost of servicing
Range	$68 – $79	$68 – $82	$62 – $134	$62 – $68	$59 – $140	$59 – $140
Weighted average	$77	$73	$64	$65	$69	$68

(1)	The Company applies a pricing spread to the United States Dollar LIBOR curve for purposes of discounting cash flows relating to MSRs acquired as proceeds from the sale of mortgage loans.
(2)	Prepayment speed is measured using Life Total CPR.

Following is a quantitative summary of key inputs used in the valuation of MSRs as of the dates presented, and the effect on the fair value from adverse changes in those inputs:

	December 31, 2016		December 31, 2015
	Amortized cost	Fair value	Amortized cost	Fair value
	(Carrying value, UPB of underlying mortgage loans and effect on fair value amounts in thousands)
Carrying value	$592,431	$64,136	$393,157	$66,584
Key inputs:
UPB of underlying mortgage loans	$50,539,707	$5,763,957	$35,841,654	$6,458,684
Weighted-average annual servicing fee rate (in basis points)	25	25	26	25
Weighted-average note interest rate	3.8%	4.7%	3.9%	4.7%
Pricing spread (1)
Range	7.6% – 13.0%	7.6% – 12.6%	7.2% – 10.7%	7.2% – 10.2%
Weighted average	7.6%	7.6%	7.3%	7.2%
Effect on fair value of (2):
5% adverse change	$(10,018)	$(979)	$(6,411)	$(944)
10% adverse change	$(19,738)	$(1,929)	$(12,635)	$(1,862)
20% adverse change	$(38,330)	$(3,748)	$(24,553)	$(3,621)
Weighted average life (in years)
Range	3.1 - 8.5	3.2 - 7.0	1.3 - 7.7	2.5 - 6.1
Weighted average	8.0	7.0	7.2	6.1
Prepayment speed (3)
Range	6.7% – 25.7%	6.8% – 24.2%	8.1% – 51.5%	9.2% – 32.5%
Weighted average	7.7%	10.7%	9.6%	13.2%
Effect on fair value of (2):
5% adverse change	$(9,436)	$(1,379)	$(8,159)	$(1,793)
10% adverse change	$(18,578)	$(2,704)	$(16,024)	$(3,502)
20% adverse change	$(36,037)	$(5,202)	$(30,938)	$(6,692)
Annual per-loan cost of servicing
Range	$78 – $79	$77 – $79	$68 – $68	$68 – $68
Weighted average	$79	$79	$68	$68
Effect on fair value of (2):
5% adverse change	$(4,650)	$(555)	$(2,742)	$(470)
10% adverse change	$(9,300)	$(1,110)	$(5,484)	$(940)
20% adverse change	$(18,600)	$(2,220)	$(10,968)	$(1,880)

(1)	The Company applies a pricing spread to the United States Dollar LIBOR curve for purposes of discounting cash flows relating to MSRs.
(2)

For MSRs carried at fair value, an adverse change in one of the above-mentioned key inputs is expected to result in a reduction in fair value which will be recognized in income. For MSRs carried at lower of amortized cost or fair value, an adverse change in one of the above-mentioned key inputs may result in recognition of MSR impairment. The extent of the recognized MSR impairment will depend on the relationship of fair value to the carrying value of such MSRs.

(3)	Prepayment speed is measured using Life Total CPR.

The preceding sensitivity analyses are limited in that they were performed at a particular point in time; only account for the estimated effect of the movements in the indicated inputs; do not incorporate changes in the inputs in relation to other inputs; are subject to the accuracy of various models and inputs used; and do not incorporate other factors that would affect the Company’s overall financial performance in such events, including operational adjustments made by the Manager to account for changing circumstances. For these reasons, the preceding estimates should not be viewed as earnings forecasts.

Securities Sold Under Agreements to Repurchase

Fair value of securities sold under agreements to repurchase is based on the accrued cost of the agreements, which approximates the fair values of the agreements, due to the short maturities of such agreements.

Note 9—Short-Term Investments

The Company’s short-term investments are comprised of deposit accounts with U.S. commercial banks.

Note 10—Mortgage Loans Acquired for Sale at Fair Value

Mortgage loans acquired for sale at fair value is comprised of recently originated mortgage loans purchased by the Company for resale. Following is a summary of the distribution of the Company’s mortgage loans acquired for sale at fair value:

Mortgage loan type	December 31, 2016	December 31, 2015
	(in thousands)
Conventional:
Agency-eligible	$847,810	$540,947
Jumbo	6,042	54,613
Held for sale to PLS — Government insured or guaranteed	804,616	669,288
Commercial real estate	8,961	14,590
Repurchased pursuant to representations and warranties	5,683	4,357
	$1,673,112	$1,283,795
Mortgage loans pledged to secure:
Assets sold under agreements to repurchase	$1,627,010	$1,204,462
Mortgage loan participation and sale agreements	26,738	—
Federal Home Loan Bank (“FHLB”) advances	—	63,993
	$1,653,748	$1,268,455

The Company is not approved by Ginnie Mae as an issuer of Ginnie Mae-guaranteed securities which are backed by government-insured or guaranteed mortgage loans. The Company transfers government-insured or guaranteed mortgage loans that it purchases from correspondent lenders to PLS, which is a Ginnie Mae-approved issuer, and earns a sourcing fee ranging from two to three and one-half basis points, generally based on the average number of calendar days that mortgage loans are held prior to purchase by PLS.

Note 11—Derivative Financial Instruments

The Company’s activities involving derivative financial instruments are summarized below:

•	The Company generates IRLCs in the normal course of business when it commits to purchase mortgage loans acquired for sale.
•

The Company enters into CRT Agreements whereby it retains a portion of the credit risk relating to certain mortgage loans it sells into Fannie Mae guaranteed securitizations and an IO ownership interest in such mortgage loans. The fair values of the Recourse Obligations and the Company’s retention of the IO ownership interest are accounted for as a derivative financial instrument.

•

The Company engages in interest rate risk management activities in an effort to reduce the variability of earnings caused by the effects of changes in interest rates on the fair value of certain of its assets and liabilities. To manage the price risk resulting from interest rate risk, the Company uses derivative financial instruments acquired with the intention of moderating the risk that changes in market interest rates will result in unfavorable changes in the fair value of the Company’s MBS, inventory of mortgage loans acquired for sale, mortgage loans held by VIE, ESS, IRLCs and MSRs.

The Company records all derivative financial instruments at fair value and records changes in fair value in current period income.

The Company is exposed to price risk relative to the IRLCs it issues to correspondent sellers and to the mortgage loans it purchases as a result of issuing the IRLCs. The Company bears price risk from the time an IRLC is issued to a correspondent seller to the time the purchased mortgage loan is sold. The Company is exposed to loss if market mortgage interest rates increase, because market interest rate increases generally cause the fair value of the purchase commitment or mortgage loan acquired for sale to decrease.

The Company had the following derivative assets and liabilities recorded within Derivative assets and Derivative liabilities and related margin deposits recorded in Other assets on the consolidated balance sheets:

	December 31, 2016			December 31, 2015
		Fair value			Fair value
	Notional	Derivative	Derivative	Notional	Derivative	Derivative
Instrument	amount	assets	liabilities	amount	assets	liabilities
	(in thousands)
Derivatives not designated as hedging instruments:
Not subject to master netting arrangements:
Interest rate lock commitments	1,420,468	$7,069	$3,292	970,067	$4,983	$337
CRT Agreements	14,379,850	15,610	—	4,546,265	593	—
Subject to master netting arrangements:
Forward sale contracts	6,148,242	13,164	17,974	2,450,642	2,604	2,680
Forward purchase contracts	4,840,707	30,879	7,619	2,469,550	2,444	3,774
MBS put options	925,000	1,697	—	375,000	93	—
MBS call options	750,000	142	—	—	—	—
Swap futures	150,000	—	—	—	—	—
Eurodollar future sales contracts	1,351,000	—	—	1,755,000	—	—
Call options on interest rate futures	200,000	63	—	50,000	1,156	305
Put options on interest rate futures	550,000	2,469	—	1,600,000	1,512	39
Total derivative instruments before netting		71,093	28,885		13,385	7,135
Netting		(37,384)	(19,312)		(3,300)	(3,978)
		$33,709	$9,573		$10,085	$3,157
Margin deposits (received from) placed with derivatives counterparties included in Other assets		$(18,071)			$679

The following tables summarize the notional amount activity for derivative contracts used to hedge the Company’s MBS, mortgage loans acquired for sale, mortgage loans at fair value held in a VIE, IRLCs and MSRs and for derivatives arising from CRT Agreements.

	Year ended December 31, 2016
	Balance,			Balance,
	beginning		Dispositions/	end
Instrument	of period	Additions	expirations	of period
	(in thousands)
CRT Agreements	4,546,265	11,190,933	(1,357,348)	14,379,850
Forward sales contracts	2,450,642	99,737,855	(96,040,255)	6,148,242
Forward purchase contracts	2,469,550	73,269,440	(70,898,283)	4,840,707
MBS put options	375,000	12,400,000	(11,850,000)	925,000
MBS call options	—	750,000	—	750,000
Swap futures	—	175,000	(25,000)	150,000
Eurodollar future sale contracts	1,755,000	282,000	(686,000)	1,351,000
Treasury future buy contracts	—	558,700	(558,700)	—
Treasury future sale contracts	—	558,700	(558,700)	—
Call options on interest rate futures	50,000	4,425,000	(4,275,000)	200,000
Put options on interest rate futures	1,600,000	7,445,000	(8,495,000)	550,000

	Year ended December 31, 2015
	Balance,			Balance,
	beginning		Dispositions/	end
Instrument	of period	Additions	expirations	of period
	(in thousands)
CRT Agreements	—	4,602,507	(56,242)	4,546,265
Forward sales contracts	1,601,283	51,449,971	(50,600,612)	2,450,642
Forward purchase contracts	1,100,700	37,757,703	(36,388,853)	2,469,550
MBS put option	340,000	2,177,500	(2,142,500)	375,000
MBS call option	—	140,000	(140,000)	—
Eurodollar future sale contracts	7,426,000	385,000	(6,056,000)	1,755,000
Eurodollar future purchase contracts	800,000	—	(800,000)	—
Treasury future sale contracts	85,000	161,500	(246,500)	—
Call options on interest rate futures	1,030,000	4,510,000	(5,490,000)	50,000
Put options on interest rate futures	275,000	5,743,000	(4,418,000)	1,600,000

	Year ended December 31, 2014
	Balance,			Balance,
	beginning		Dispositions/	end
Instrument	of period	Additions	expirations	of period
	(in thousands)
Forward sales contracts	3,588,027	45,904,253	(47,890,997)	1,601,283
Forward purchase contracts	2,781,066	33,418,838	(35,099,204)	1,100,700
MBS put option	55,000	2,087,500	(1,802,500)	340,000
MBS call option	110,000	230,000	(340,000)	—
Eurodollar future sale contracts	8,779,000	3,032,000	(4,385,000)	7,426,000
Eurodollar future purchase contracts	—	4,087,000	(3,287,000)	800,000
Treasury future sale contracts	105,000	482,600	(502,600)	85,000
Treasury future purchase contracts	—	439,200	(439,200)	—
Call options on interest rate futures	—	3,530,000	(2,500,000)	1,030,000
Put options on interest rate futures	52,500	1,687,500	(1,465,000)	275,000

Following are the net gains (losses) recognized by the Company on derivative financial instruments and the consolidated statements of income line items where such gains and losses are included:

		Year ended December 31,
Derivative activity	Income statement line	2016	2015	2014
		(in thousands)
CRT agreements	Net gain on investments	$32,500	$593	$—
Interest rate lock commitments	Net gain on mortgage loans acquired for sale	$87,836	$37,725	$73,693
Hedged item:
Interest rate lock commitments and mortgage loans acquired for sale	Net gain on mortgage loans acquired for sale	$50,274	$(16,781)	$(68,679)
Mortgage servicing rights	Net loan servicing fees	$2,271	$481	$11,527
Fixed-rate assets and LIBOR- indexed repurchase agreements	Net gain on investments	$7,251	$(19,353)	$(22,565)

Note 12—Mortgage Loans at Fair Value

Mortgage loans at fair value are comprised of mortgage loans that are not acquired for sale and, to the extent they are not held in a VIE securing an asset-backed financing, may be sold at a later date pursuant to a management determination that such a sale represents the most advantageous liquidation strategy for the identified mortgage loan.

Following is a summary of the distribution of the Company’s mortgage loans at fair value:

	December 31, 2016		December 31, 2015
Loan type	Fair value	Unpaid principal balance	Fair value	Unpaid principal balance
	(in thousands)
Distressed mortgage loans
Nonperforming mortgage loans	$742,988	$1,020,994	$1,222,956	$1,702,548
Performing mortgage loans:
Fixed interest rate	296,901	408,943	417,658	535,610
Interest rate step-up	232,700	317,409	299,569	412,749
Adjustable-rate/hybrid	81,983	92,313	160,051	185,997
Balloon	—	—	160	204
	611,584	818,665	877,438	1,134,560
	1,354,572	1,839,659	2,100,394	2,837,108
Fixed interest rate jumbo mortgage loans held in a VIE	367,169	368,524	455,394	454,935
	$1,721,741	$2,208,183	$2,555,788	$3,292,043
Mortgage loans at fair value pledged to secure:
Assets sold under agreements to repurchase	$1,345,021		$2,067,341
Asset-backed financing of a VIE at fair value and FHLB advances	$367,169		$455,394
FHLB advances	$—		$134,172

Following is a summary of certain concentrations of credit risk in the portfolio of distressed mortgage loans at fair value:

Concentration	December 31, 2016	December 31, 2015
	(percentages are of fair value)
Portion of mortgage loans originated between 2005 and 2007	72%	72%
Percentage of fair value of mortgage loans with unpaid-principal balance-to-current-property-value in excess of 100%	41%	48%
States contributing 5% or more of mortgage loans	New York California New Jersey Florida Massachusetts	New York California New Jersey Florida

Note 13—Real Estate Acquired in Settlement of Loans

Following is a summary of financial information relating to REO:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Balance at beginning of year	$341,846	$303,228	$138,942
Purchases	—	—	3,049
Transfers from mortgage loans at fair value and advances	207,431	307,455	364,945
Transfer of real estate acquired in settlement of mortgage loans to real estate held for investment	(21,406)	(8,827)	—
Transfers from REO under forward purchase agreements	—	—	12,737
Results of REO:
Valuation adjustments, net	(36,193)	(40,432)	(45,476)
Gain on sale, net	17,075	21,255	13,498
	(19,118)	(19,177)	(31,978)
Proceeds from sales	(234,684)	(240,833)	(184,467)
Balance at end of year	$274,069	$341,846	$303,228

At the end of year:
REO pledged to secure assets sold under agreements to repurchase	$167,430	$245,647
REO held in a consolidated subsidiary whose stock is pledged to secure financings of such properties	48,283	37,696
	$215,713	$283,343

Note 14—Mortgage Servicing Rights

Carried at Fair Value:

Following is a summary of MSRs carried at fair value:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Balance at beginning of year	$66,584	$57,358	$26,452
Purchases	2,739	2,335	—
MSRs resulting from mortgage loan sales	7,337	13,963	47,693
Changes in fair value:
Due to changes in valuation inputs used in valuation model (1)	(3,210)	312	(11,455)
Other changes in fair value (2)	(9,314)	(7,384)	(5,193)
	(12,524)	(7,072)	(16,648)
Sales	—	—	(139)
Balance at year end	$64,136	$66,584	$57,358
MSRs carried at fair value pledged to secure notes payable at year end	$64,136	$66,584

(1)	Principally reflects changes in pricing spread (discount rate) and prepayment speed inputs, primarily due to changes in market interest rates.
(2)	Represents changes due to realization of expected cash flows.

Carried at Lower of Amortized Cost or Fair Value:

Following is a summary of MSRs carried at lower of amortized cost or fair value:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Amortized cost:
Balance at beginning of year	$404,101	$308,137	$266,697
MSRs resulting from mortgage loan sales	267,755	140,511	73,640
Amortization	(65,647)	(43,982)	(31,911)
Sales	(106)	(565)	(289)
Balance at end of year	606,103	404,101	308,137
Valuation allowance:
Balance at beginning of year	(10,944)	(7,715)	(2,577)
Additions	(2,728)	(3,229)	(5,138)
Balance at end of year	(13,672)	(10,944)	(7,715)
MSRs, net	$592,431	$393,157	$300,422
Fair value at beginning of year	$424,154	$322,230	$289,737
Fair value at year end	$626,334	$424,154	$322,230
MSRs carried at lower of cost or fair value pledged to secure notes payable at year end	$592,431	$393,157

The following table summarizes the Company’s estimate of future amortization of its existing MSRs carried at amortized cost. This estimate was developed with the inputs used in the December 31, 2016 valuation of MSRs. The inputs underlying the following estimate will change as market conditions and portfolio composition and behavior change, causing both actual and projected amortization levels to change over time.

Estimated MSR
Year ended December 31,	amortization
(in thousands)
2017	$67,814
2018	63,283
2019	58,297
2020	53,184
2021	48,204
Thereafter	315,321
Total	$606,103

Servicing fees relating to MSRs are recorded in Net mortgage loan servicing fees on the Company’s consolidated statements of income and are summarized below:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Contractually-specified servicing fees	$125,961	$97,633	$76,300
Ancillary and other fees:
Late charges	570	328	—
Other	5,302	4,186	3,708
	$131,833	$102,147	$80,008

Note 15—Assets Sold Under Agreements to Repurchase

Following is a summary of financial information relating to assets sold under agreements to repurchase:

	Year ended December 31,
	2016	2015	2014
	(dollars in thousands)
Weighted-average interest rate (1)	2.44%	2.33%	2.12%
Average balance	$3,382,528	$3,046,963	$2,311,273
Total interest expense	$92,838	$79,869	$58,304
Maximum daily amount outstanding	$5,573,021	$4,710,412	$3,203,989

	December 31,
	2016	2015
	(dollars in thousands)
Carrying value:
Unpaid principal balance	$3,784,685	$3,130,328
Unamortized debt issuance costs	(684)	(1,548)
	$3,784,001	$3,128,780
Weighted-average interest rate	2.70%	2.33%
Available borrowing capacity:
Committed	$518,932	$231,913
Uncommitted	1,092,253	661,756
	$1,611,185	$893,669
Margin deposits placed with counterparties included in Other assets	$29,634	$7,268
Fair value of assets securing agreements to repurchase:
Mortgage-backed securities	$863,802	$313,753
Mortgage loans acquired for sale at fair value	$1,627,010	$1,204,462
Mortgage loans at fair value	$1,345,021	$2,067,341
Real estate acquired in settlement of loans	$215,713	$283,343
CRT Agreements:
Deposits securing CRT agreements	$414,610	$—
Derivative assets	$9,078	$—

(1)	Excludes the effect of amortization of debt issuance costs of $8.8 million for the year ended December 31, 2016, and $8.9 million for the year ended December 31, 2015.

Following is a summary of maturities of outstanding assets sold under agreements to repurchase by facility maturity date:

Remaining Maturity at December 31, 2016	Unpaid principal balance
(in thousands)
Within 30 days	$1,185,874
Over 30 to 90 days	1,874,899
Over 90 days to 180 days	—
Over 180 days to 1 year	506,120
Over 1 year to 2 years	217,792
$3,784,685
Weighted average maturity (in months)	3.7

The Company is subject to margin calls during the period the agreements are outstanding and therefore may be required to repay a portion of the borrowings before the respective agreements mature if the fair value (as determined by the applicable lender) of the assets securing those agreements decreases.

The amount at risk (the fair value of the assets pledged plus the related margin deposit, less the amount advanced by the counterparty and interest payable) and maturity information relating to the Company’s assets sold under agreements to repurchase is summarized by counterparty below as of December 31, 2016:

Mortgage loans acquired for sale, Mortgage loans and REO sold under agreements to repurchase

		Weighted-average
Counterparty	Amount at risk	repurchase agreement maturity	Facility maturity
	(in thousands)
Citibank, N.A.	$249,493	January 21, 2017	March 3, 2017
JPMorgan Chase & Co.	$116,225	October 13, 2017	October 13, 2017
JPMorgan Chase & Co.	$1,854	January 26, 2017	January 26, 2017
Credit Suisse First Boston Mortgage Capital LLC	$149,984	March 21, 2017	March 30, 2017
Bank of America, N.A.	$23,156	March 22, 2017	March 29, 2017
Barclays Bank PLC	$4,590	March 21, 2017	December 1, 2017
Morgan Stanley	$6,622	February 17, 2017	August 25, 2017

Securities sold under agreements to repurchase

Counterparty	Amount at risk	Weighted average maturity
	(in thousands)
JPMorgan Chase & Co.	$4,539	January 20, 2017
Bank of America, N.A.	$15,526	January 17, 2017
Daiwa Capital Markets America Inc.	$8,218	January 14, 2017
Wells Fargo, N.A.	$7,116	January 9, 2017
Royal Bank of Canada	$2,590	January 19, 2017

CRT Agreements

Counterparty	Amount at risk	Weighted average maturity
	(in thousands)
JPMorgan Chase & Co.	$72,670	January 13, 2017
Bank of America, N.A.	$33,731	January 16, 2017
BNP Paribas Corporate & Institutional Banking	$19,498	January 13, 2017

Note 16—Mortgage Loan Participation and Sale Agreements

Two of the borrowing facilities secured by mortgage loans acquired for sale are in the form of mortgage loan participation and sale agreements. Participation certificates, each of which represents an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae or Freddie Mac, are sold to a lender pending the securitization of such mortgage loans and the sale of the resulting security. A commitment between the Company and a nonaffiliate to sell such security is also assigned to the lender at the time a participation certificate is sold.

The purchase price paid by the lender for each participation certificate is based on the trade price of the security, plus an amount of interest expected to accrue on the security to its anticipated delivery date, minus a present value adjustment, any related hedging costs and a holdback amount that is based on a percentage of the purchase price. The holdback is not required to be paid to the Company until the settlement of the security and its delivery to the lender.

Mortgage loan participation and sale agreements are summarized below:

	Year ended December 31,
	2016	2015	2014
	(dollars in thousands)
Weighted-average interest rate (1)	1.74%	1.62%	1.42%
Average balance	$70,391	$49,318	$44,770
Total interest expense	$1,376	$1,001	$912
Maximum daily amount outstanding	$99,469	$148,032	$116,363

(1)	Excludes the effect of amortization of debt issuance costs of $130,000 for the year ended December 31, 2016, and $193,000 for the year ended December 31, 2015.

	December 31,
	2016	2015
	(dollars in thousands)
Carrying value:
Amount outstanding	$25,917	$—
Unamortized debt issuance costs	—	—
	$25,917	$—
Weighted-average interest rate	2.02%	—
Mortgage loans acquired for sale pledged to secure mortgage loan participation and sale agreements	$26,738	$—

Note 17—Notes Payable

On January 22, 2016, the Company, through PMC, entered into an Amended and Restated Loan and Security Agreement with Barclays Bank PLC (“Barclays”), pursuant to which PMC may finance certain of its MSRs relating to mortgage loans pooled into Fannie Mae MBS in an aggregate loan amount not to exceed $220 million. The note matures on December 1, 2017, subject to a wind down period of up to one year following such maturity date.

On September 15, 2016, the Company, through PMC, entered into an Amended and Restated Loan and Security Agreement with Citibank, N.A., pursuant to which PMC may finance certain of its MSRs relating to mortgage loans pooled into Freddie Mac MBS in an aggregate loan amount not to exceed $125 million. The note matures on March 31, 2017.

Following is a summary of financial information relating to the notes payable:

	Year ended December 31,
	2016	2015
	(dollars in thousands)
Weighted-average interest rate (1)	4.73%	4.31%
Average balance	$202,293	$119,307
Total interest expense	$12,892	$6,826
Maximum daily amount outstanding	$275,106	$236,107

(1)	Excludes the effect of amortization of debt issuance costs of $3.2 million for the year ended December 31, 2016, and $1.6 million for the year ended December 31, 2015.

	Year ended December 31,
	2016	2015
	(dollars in thousands)
Carrying value:
Amount outstanding	$275,106	$236,107
Unamortized debt issuance costs	—	(92)
	$275,106	$236,015
Weighted-average interest rate	4.73%	4.53%
MSRs pledged to secure notes payable	$656,567	$459,741

Note 18—Exchangeable Senior Notes

PMC issued in a private offering $250 million aggregate principal amount of Exchangeable Notes due May 1, 2020. The Exchangeable Notes bear interest at a rate of 5.375% per year, payable semiannually. The Exchangeable Notes are exchangeable into common shares of the Company at a rate of 33.8667 common shares per $1,000 principal amount of the Exchangeable Notes as of December 31, 2016, which is an increase over the initial exchange rate of 33.5149. The increase in the calculated exchange rate was the result of quarterly cash dividends exceeding the quarterly dividend threshold amount of $0.57 per share in prior reporting periods, as provided in the related indenture.

Following is financial information relating to the Exchangeable Notes:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Weighted-average UPB	$250,000	$250,000	$250,000
Interest expense (1)	$14,473	$14,413	$14,358

(1)	Total interest expense includes amortization of debt issuance costs of $1.0 million, $975,000, and $920,000 for the years ended December 31, 2016, 2015 and 2014, respectively.

	December 31,
	2016	2015
	(in thousands)
Carrying value:
UPB	$250,000	$250,000
Unamortized debt issuance costs	(3,911)	(4,946)
	$246,089	$245,054

Note 19—Asset-Backed Financing of a Variable Interest Entity at Fair Value

Following is a summary of financial information relating to the asset-backed financing of a VIE:

	Year ended December 31,
	2016	2015	2014
	(dollars in thousands)
Weighted-average fair value	$338,582	$186,430	$167,752
Interest expense	$12,091	$6,840	$6,490
Weighted-average effective interest rate	3.32%	3.35%	3.82%

	December 31,
	2016	2015
	(dollars in thousands)
Carrying value	$353,898	$247,690
UPB	$355,494	$248,284
Weighted-average interest rate	3.50%	3.50%

The asset-backed financing of a VIE is a non-recourse liability and secured solely by the assets of a consolidated VIE and not by any other assets of the Company. The assets of the VIE are the only source of funds for repayment of the asset-backed financing.

Note 20—Federal Home Loan Bank Advances

On January 12, 2016, the Federal Housing Finance Agency (“FHFA”) issued a final rule establishing new requirements for membership in the Federal Home Loan Banks. The final rule excludes captive insurance companies such as the Company’s insurance subsidiary, Copper Insurance, LLC, from membership.

For captive insurance companies that became members since the rule was proposed in 2014, including Copper Insurance, LLC, membership must be terminated within one year, and no additional advances may be made. Accordingly, the Company has repaid all of the advances outstanding as of December 31, 2016.

The FHLB advances are summarized below:

	Year ended December 31,
	2016	2015
	(dollars in thousands)
Weighted-average interest rate	0.49%	0.30%
Average balance	$24,375	$89,512
Total interest expense	$122	$275
Maximum daily amount outstanding	$201,130	$196,100

	December 31,
	2016	2015
	(dollars in thousands)
Carrying value	$—	$183,000
Weighted-average interest rate	—	0.30%
Fair value of assets securing FHLB advances:
Mortgage-backed securities	$—	$8,720
Mortgage loans acquired for sale at fair value	$—	$63,993
Mortgage loans at fair value	$—	$134,172

Note 21—Liability for Losses Under Representations and Warranties

Following is a summary of the Company’s liability for losses under representations and warranties:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Balance, beginning of period	$20,171	$14,242	$10,110
Provision for losses
Pursuant to mortgage loan sales	3,254	5,771	4,255
Reduction in liability due to change in estimate	(7,564)	—	—
Losses incurred	(511)	(176)	(123)
Recoveries	—	334	—
Balance, end of period	$15,350	$20,171	$14,242
UPB of mortgage loans subject to representations and warranties at period end	$56,114,162	$41,842,601	$34,673,414

Note 22—Commitments and Contingencies

Litigation

From time to time, the Company may be involved in various proceedings, claims and legal actions arising in the ordinary course of business. As of December 31, 2016, the Company was not involved in any such proceedings, claims or legal actions that in management’s view would reasonably be likely to have a material adverse effect on the Company.

Commitments

The following table summarizes the Company’s outstanding contractual commitments:

December 31, 2016
(in thousands)
Commitments to purchase mortgage loans acquired for sale	$1,420,468
Commitments to fund Deposits securing credit risk transfer agreements (1)	$92,109

(1)	Certain deposits of cash collateral on CRT Agreements are made upon the first to occur of fulfillment of the aggregation obligation or the lapse of the aggregation period.

Note 23—Shareholders’ Equity

Common Share Repurchases

During August 2015, the Company’s board of trustees authorized a common share repurchase program under which the Company may repurchase up to $150 million of its outstanding common shares. During February 2016, the Company’s board of trustees approved an increase to its share repurchase program pursuant to which the Company is now authorized to repurchase up to $200 million of its common shares.

The following table summarizes the Company’s share repurchase activity:

	Year ended December 31,		Cumulative
	2016	2015	Total (1)
	(in thousands)
Common shares repurchased	7,368	1,045	8,413
Cost of common shares repurchased	$98,370	$16,338	$114,708

(1)	Amounts represent the share repurchase program total through December 31, 2016.
The repurchased common shares were canceled upon settlement of the repurchase transactions and returned to the authorized but unissued common share pool.

Common Share Issuances

The Company has entered into an ATM Equity Offering Sales AgreementSM. Unless terminated earlier, the agreement automatically terminates upon issuance and sale of all common shares under the agreement. During the year ended December 31, 2016, the Company did not sell any common shares under the agreement. At December 31, 2016, the Company had approximately $85.3 million of common shares available for issuance under the agreement.

As more fully described in Note 4—Transactions with Related Parties, on February 1, 2013, the Company entered into a Reimbursement Agreement, by and among the Company, the Operating Partnership and PCM. The Reimbursement Agreement provides that, to the extent the Company is required to pay PCM performance incentive fees under the management agreement, the Company will reimburse PCM for underwriting costs it paid on the IPO offering date at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The reimbursement is subject to a maximum reimbursement in any particular 12-month period of $1.0 million, and the maximum amount that may be reimbursed under the agreement is $2.9 million. No payments were made during the year ended December 31, 2016. During the years ended December 31, 2015 and 2014, $237,000 and $651,000 was paid to PCM.

The Reimbursement Agreement also provides for the payment to the IPO underwriters of the amount that the Company agreed to pay to them at the time of the IPO if the Company satisfied certain performance measures over a specified period of time. As PCM earns performance incentive fees under the management agreement, the IPO underwriters will be paid at a rate of $20 of payments for every $100 of performance incentive fees earned by PCM. The payment to the underwriters is subject to a maximum reimbursement in any particular 12-month period of $2.0 million and the maximum amount that may be paid under the agreement is $5.9 million. No payments were made during the year ended December 31, 2016. During the years ended December 31, 2015 and 2014, $473,000 and $1.7 million, respectively was paid to the underwriters. The Reimbursement Agreement expires on February 1, 2019.

Note 24—Net Interest Income

Net interest income is summarized below:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Interest income:
From nonaffiliates:
Short-term investments	$923	$815	$604
Mortgage-backed securities	14,663	10,267	8,226
Mortgage loans acquired for sale at fair value	54,750	48,281	23,974
Mortgage loans at fair value:
Distressed	107,044	96,536	100,340
Under forward purchase agreements	—	—	3,584
Held in a VIE	17,042	19,903	22,280
Placement fees relating to custodial funds	4,058	—	—
Deposits securing CRT Agreements	930	—	—
Other	111	178	48
	199,521	175,980	159,056
From PFSI—ESS purchased from PFSI at fair value	22,601	25,365	13,292
	222,122	201,345	172,348
Interest expense:
To nonaffiliates:
Assets sold under agreements to repurchase	92,838	79,869	58,304
Mortgage loan participation and sale agreements	1,376	1,001	912
Notes payable	12,892	6,826	—
Exchangeable Notes	14,473	14,413	14,358
Asset-backed financings of VIEs at fair value (1)	12,091	13,754	6,490
FHLB advances	122	275	—
Borrowings under forward purchase agreements	—	—	2,363
Interest shortfall on repayments of mortgage loans serviced for Agency securitizations	6,812	4,207	2,004
Placement fees on mortgage loan impound deposits	1,334	1,020	1,158
	141,938	121,365	85,589
To PFSI—financings payable	7,830	3,343	—
	149,768	124,708	85,589
Net interest income	$72,354	$76,637	$86,759

(1)	The results for the year ended December 31, 2016 include interest expense from Asset-backed financing of a VIE at fair value and CRT Agreements financing at fair value.

Note 25—Net Gain on Mortgage Loans Acquired for Sale

Net gain on mortgage loans acquired for sale is summarized below:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
From non-affiliates:
Cash loss:
Mortgage loans	$(229,743)	$(84,489)	$(25,241)
Hedging activities	30,927	(17,742)	(57,161)
	(198,816)	(102,231)	(82,402)
Non cash gain:
Receipt of MSRs in mortgage loan sale transactions	275,092	154,474	121,333
Provision for losses relating to representations and warranties provided in mortgage loan sales
Pursuant to mortgage loans sales	(3,254)	(5,771)	(4,255)
Reduction in liability due to change in estimate	7,564	—	—
Change in fair value of financial instruments held at period end:
IRLCs	(869)	(1,015)	4,412
Mortgage loans	(1,846)	(2,977)	3,825
Hedging derivatives	19,347	961	(11,518)
	16,632	(3,031)	(3,281)
Total from non-affiliates	97,218	43,441	31,395
From PFSI—cash gain	9,224	7,575	4,252
	$106,442	$51,016	$35,647

Note 26—Net Gain on Investments

Net gain (loss) on investments is summarized below:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Net gain (loss) on investments:
From non-affiliates:
Mortgage-backed securities	$(13,168)	$(5,224)	$10,416
Mortgage loans at fair value:
Distressed mortgage loans	(3,504)	81,133	215,483
Mortgage loans held in a VIE	(1,748)	(10,663)	27,768
CRT Agreements	32,500	593	—
Asset-backed financing of a VIE at fair value	3,238	4,260	(8,459)
Hedging derivatives	7,251	(19,353)	(22,565)
	24,569	50,746	222,643
From PFSI—ESS	(17,394)	3,239	(20,834)
	$7,175	$53,985	$201,809

Note 27—Net Mortgage Loan Servicing Fees

Net mortgage loan servicing fees are summarized below:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
From non-affiliates:
Servicing fees (1)	$131,833	$102,147	$80,008
Effect of MSRs:
Carried at lower of amortized cost or fair value:
Amortization	(65,647)	(43,982)	(31,911)
Provision for impairment	(2,728)	(3,229)	(5,138)
Gain on sale	11	187	46
Carried at fair value—change in fair value	(12,524)	(7,072)	(16,648)
Gains on hedging derivatives	2,271	481	11,527
	(78,617)	(53,615)	(42,124)
	53,216	48,532	37,884
From PFSI-MSR recapture income	1,573	787	9
Net mortgage loan servicing fees	$54,789	$49,319	$37,893
Average servicing portfolio	$49,626,758	$38,450,379	$30,720,168

(1)	Includes contractually specified servicing and ancillary fees.

Note 28—Share-Based Compensation Plans

The Company has adopted an equity incentive plan which provides for the issuance of equity based awards, including share options, restricted shares, restricted share units, unrestricted common share awards, LTIP units (a special class of partnership interests in the Operating Partnership) and other awards based on PMT’s common shares that may be made by the Company directly to its officers and trustees, and the members, officers, trustees, directors and employees of PCM, PFSI, or their affiliates and to PCM, PFSI and other entities that provide services to PMT and the employees of such other entities.

The equity incentive plan is administered by the Company’s compensation committee, pursuant to authority delegated by the board of trustees, which has the authority to make awards to the eligible participants referenced above, and to determine what form the awards will take, and the terms and conditions of the awards.

The Company’s equity incentive plan allows for grants of share-based awards up to an aggregate of 8% of PMT’s issued and outstanding shares on a diluted basis at the time of the award.

The shares underlying award grants will again be available for award under the equity incentive plan if:

•	any shares subject to an award granted under the equity incentive plan are forfeited, canceled, exchanged or surrendered;
•	an award terminates or expires without a distribution of shares to the participant; or
•	shares are surrendered or withheld by PMT as payment of either the exercise price of an award and/or withholding taxes for an award.

Restricted share units have been awarded to trustees and officers of the Company and to employees of PFSI at no cost to the grantees. Such awards generally vest over a one- to three-year period.

The following table summarizes the Company’s share-based compensation activity:

	Year ended December 31,
	2016	2015	2014
	(in thousands except per share amounts)
Number of units:
Outstanding at beginning of year	734	725	661
Granted	330	312	300
Vested	(299)	(302)	(234)
Canceled or forfeited	—	(1)	(2)
Outstanding at end of year	765	734	725
Weighted Average Grant Date Fair Value:
Outstanding at beginning of year	$21.26	$21.00	$19.95
Granted	$10.46	$21.06	$21.05
Vested	$18.46	$19.65	$19.68
Expired or canceled	$—	$21.29	$18.74
Outstanding at end of year	$16.19	$21.26	$21.00
Compensation expense recorded during the year	$5,748	$6,346	$7,107
Fair value of vested units during the year	$5,510	$5,929	$4,615
Year end:
Units available for future awards(1)	4,632
Unamortized compensation cost	$4,118

(1)

Based on shares outstanding as of December 31, 2016. Total units available for future awards may be adjusted in accordance with the equity incentive plan based on future issuances of PMT’s shares as described above.

As of December 31, 2016, 653,210 restricted share units with a weighted average grant date fair value of $17.34 per share unit are expected to vest over their average remaining vesting period of 12 months. The grant date fair values of share unit awards are based on the market value of the Company’s stock at the date of grant.

As of December 31, 2016, 112,079 performance units with a weighted average grant date fair value of $9.50 per share unit are expected to vest over their average remaining vesting period of 12 months. The grant date fair values of share unit awards are based on the market value of the Company’s stock at the date of grant.

Note 29—Other Expenses

Other expenses are summarized below:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Common overhead allocation from PFSI	$7,898	$10,742	$10,477
Real estate held for investment	3,213	604	—
Technology	1,448	1,279	984
Insurance	1,326	1,304	989
Other	4,340	2,542	2,313
	$18,225	$16,471	$14,763

Note 30—Income Taxes

The Company has elected to be taxed as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code. Therefore, PMT generally will not be subject to corporate federal or state income tax to the extent that qualifying distributions are made to shareholders and the Company meets REIT requirements including certain asset, income, distribution and share ownership tests. The Company believes that it has met the distribution requirements, as it has declared dividends sufficient to distribute substantially all of its taxable income. Taxable income will generally differ from net income. The primary differences between net income and the REIT taxable income (before deduction for qualifying distributions) are the taxable income of the taxable REIT subsidiary (“TRS”) and the method of determining the income or loss related to valuation of the mortgage loans owned by the qualified REIT subsidiary (“QRS”).

In general, cash dividends declared by the Company will be considered ordinary income to the shareholders for income tax purposes. Some portion of the dividends may be characterized as capital gain distributions or a return of capital. The approximate tax characterization of the Company’s distributions is as follows:

Year ended December 31,	Ordinary income	Long term capital gain	Return of capital
2016	60%	40%	0%
2015	41%	25%	34%
2014	86%	14%	0%

The Company had elected to treat two of its subsidiaries as TRSs. In the quarter ended September 30, 2012, the Company revoked the election to treat its wholly owned subsidiary that is the sole general partner of the Operating Partnership as a TRS. As a result, beginning September 1, 2012, only one subsidiary, PMC, is treated as a TRS. Income from a TRS is only included as a component of REIT taxable income to the extent that the TRS makes dividend distributions of income to the REIT. No such dividend distributions have been made to date. A TRS is subject to corporate federal and state income tax. Accordingly, a provision for income taxes for PMC and, for the periods for which TRS treatment had been elected, the sole general partner of the Operating Partnership is included in the Consolidated Statements of Income.

The Company files U.S. federal and state income tax returns for both the REIT and TRSs. These federal income tax returns for 2013 and forward are subject to examination. The Company’s state income tax returns are generally subject to examination for 2012 and forward. No returns are currently under examination.

The following table details the Company’s income tax benefit which relates primarily to the TRSs for the years presented:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Current expense:
Federal	$361	$671	$352
State	81	204	104
Total current expense	442	875	456
Deferred benefit:
Federal	(8,790)	(13,124)	(10,232)
State	(5,699)	(4,547)	(5,304)
Total deferred benefit	(14,489)	(17,671)	(15,536)
Total benefit from income taxes	$(14,047)	$(16,796)	$(15,080)

The following table is a reconciliation of the Company’s provision for income taxes at statutory rates to the provision for income taxes at the Company’s effective rate for the years presented:

	Year ended December 31,
	2016		2015		2014
	Amount	Rate	Amount	Rate	Amount	Rate
	(in thousands)
Federal income tax expense at statutory tax rate	$21,617	35.0%	$25,656	35.0%	$62,812	35.0%
Effect of non-taxable REIT income	(32,501)	(52.6)%	(40,366)	(55.1)%	(74,480)	(41.5)%
State income taxes, net of federal benefit	(3,652)	(5.9)%	(2,823)	(3.9)%	(3,380)	(1.9)%
Other	489	0.8%	737	1.1%	(32)	0%
Valuation allowance	—	0%	—	0%	—	0%
Benefit from income taxes	$(14,047)	(22.7)%	$(16,796)	(22.9)%	$(15,080)	(8.4)%

The Company’s components of the provision for deferred income taxes are as follows:

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Real estate valuation loss	$2,732	$(1,577)	$(5,079)
Mortgage servicing rights	10,597	(31,324)	27,996
Net operating loss carryforward	(19,863)	33,297	(35,963)
Liability for losses under representations and warranties	2,222	(2,467)	(5,944)
Excess interest expense disallowance	(8,721)	(15,384)	—
Other	(1,456)	(216)	3,454
Valuation allowance	—	—	—
Total (benefit) provision for deferred income taxes	$(14,489)	$(17,671)	$(15,536)

The components of income taxes payable are as follows:

	December 31, 2016	December 31, 2015
	(in thousands)
Taxes currently receivable	2,519	1,669
Deferred income taxes payable	$(20,685)	$(35,174)
Income taxes payable	$(18,166)	$(33,505)

The tax effects of temporary differences that gave rise to deferred income tax assets and liabilities are presented below:

	December 31, 2016	December 31, 2015
	(in thousands)
Deferred income tax assets:
REO valuation loss	$9,542	$12,274
Net operating loss carryforward	60,435	40,572
Liability for losses under representations and warranties	6,189	8,411
Excess interest expense disallowance	24,105	15,384
Other	1,882	426
Gross deferred tax assets	102,153	77,067
Deferred income tax liabilities:
Mortgage servicing rights	(122,838)	(112,241)
Other	—	—
Gross deferred tax liabilities	(122,838)	(112,241)
Net deferred income tax liability	$(20,685)	$(35,174)

The net deferred income tax liability is recorded in Income taxes payable in the consolidated balance sheets as of December 31, 2016 and December 31, 2015.

The Company has net operating loss carryforwards of $152 million and $96.7 million for the years ended December 31, 2016 and December 31, 2015, respectively, that expire between 2033 and 2036.

At December 31, 2016 and December 31, 2015, the Company had no unrecognized tax benefits and does not anticipate any increase in unrecognized tax benefits. Should the accrual of any interest or penalties relative to unrecognized tax benefits be necessary, it is the Company’s policy to record such accruals in the Company’s income tax accounts. No such accruals existed at December 31, 2016 and December 31, 2015.

Note 31—Segments

The Company has diversified its investment activities and has focused its broadened investment base on two classes of investments: credit sensitive and interest rate sensitive mortgage related assets. As this focus has developed, new reporting is used by the chief operating decision maker in the management of the Company’s investments. Accordingly, the Manager re-evaluated this new information in relation to its definition of the Company’s operating segments and the Company has redefined its segment reporting to separately distinguish its investment activities between credit sensitive and interest rate sensitive investments, and certain of its corporate activities.

The Company operates in four segments: correspondent production, credit sensitive strategies, interest rate sensitive strategies and corporate:

•

The correspondent production segment represents the Company’s operations aimed at serving as an intermediary between mortgage lenders and the capital markets by purchasing, pooling and reselling newly originated prime credit quality mortgage loans either directly or in the form of MBS using the services of the Manager and PLS.

•

The credit sensitive strategies segment represents the Company’s investments in distressed mortgage loans, REO, CRT Agreements, non-Agency subordinated bonds and small balance commercial real estate mortgage loans.

•	The interest rate sensitive strategies segment represents the Company’s investments in MSRs, ESS, Agency and senior non-Agency MBS and the related interest rate hedging activities.

•	The corporate segment includes certain interest income, management fee and corporate expense amounts.

Financial highlights by operating segment are summarized below:

Year ended December 31, 2016	Correspondent production	Credit sensitive strategies	Interest rate sensitive strategies	Corporate	Total
	(in thousands)
Net investment income:
Net gain on mortgage loans acquired for sale	$107,126	$(684)	$—	$—	$106,442
Net gain on investments	—	30,418	(23,243)	—	7,175
Net mortgage loan servicing fees	—	6	54,783	—	54,789
Interest income	53,943	109,986	57,542	651	222,122
Interest expense	(34,630)	(62,707)	(52,431)	—	(149,768)
	19,313	47,279	5,111	651	72,354
Other income (loss)	42,091	(10,763)	—	—	31,328
	168,530	66,256	36,651	651	272,088
Expenses:
Mortgage loan fulfillment and servicing fees payable to PFSI	86,488	29,601	20,991	—	137,080
Management fees	—	—	—	20,657	20,657
Other	8,200	19,367	1,619	23,402	52,588
	94,688	48,968	22,610	44,059	210,325
Pre-tax income (loss)	$73,842	$17,288	$14,041	$(43,408)	$61,763
Total assets at period end	$1,734,290	$2,288,886	$2,177,024	$157,302	$6,357,502

Year ended December 31, 2015	Correspondent production	Credit sensitive strategies	Interest rate sensitive strategies	Corporate	Total
	(in thousands)
Net investment income:
Net gain on mortgage loans acquired for sale	$51,223	$(207)	$—	$—	$51,016
Net gain on investments	—	81,992	(28,007)	—	53,985
Net mortgage loan servicing fees	—	—	49,319	—	49,319
Interest income	48,281	98,061	54,400	603	201,345
Interest expense	(28,005)	(60,438)	(36,265)	—	(124,708)
	20,276	37,623	18,135	603	76,637
Other income (loss)	28,901	(11,093)	—	—	17,808
	100,400	108,315	39,447	603	248,765
Expenses:
Mortgage loan fulfillment and servicing fees payable to PFSI	58,607	28,575	17,848	—	105,030
Management fees	—	—	—	24,194	24,194
Other	5,403	13,702	1,083	26,049	46,237
	64,010	42,277	18,931	50,243	175,461
Pre-tax income	$36,390	$66,038	$20,516	$(49,640)	$73,304
Total assets at period end	$1,298,968	$2,787,064	$1,640,062	$100,830	$5,826,924

Year ended December 31, 2014	Correspondent production	Credit sensitive strategies	Interest rate sensitive strategies	Corporate	Total
	(in thousands)
Net investment income:
Net gain on mortgage loans acquired for sale	$35,647	$—	$—	—	$35,647
Net gain on investments	—	217,904	(16,095)	—	201,809
Net mortgage loan servicing fees	—		37,893	—	37,893
Interest income	23,974	105,437	42,284	653	172,348
Interest expense	(15,014)	(44,762)	(25,813)	—	(85,589)
	8,960	60,675	16,471	653	86,759
Other income (loss)	18,290	(23,657)	—	—	(5,367)
	62,897	254,922	38,269	653	356,741
Expenses:
Mortgage loan fulfillment and servicing fees payable to PFSI	48,719	38,562	13,960	—	101,241
Management fees	—	—	—	35,035	35,035
Other	3,218	9,622	938	27,223	41,001
	51,937	48,184	14,898	62,258	177,277
Pre-tax income	$10,960	$206,738	$23,371	$(61,605)	$179,464
Total assets at period end	$665,489	$2,655,500	$1,359,409	$216,860	$4,897,258

Note 32—Selected Quarterly Results (Unaudited)

Following is a presentation of selected quarterly financial data:

	Quarter ended
	2016				2015
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
	(dollars in thousands, except per share data)
For the quarter ended:
Net investment income	$68,928	$103,326	$47,618	$52,216	$50,569	$90,774	$69,765	$37,657
Net income	$31,174	$35,408	$(5,267)	$14,496	$15,709	$38,812	$28,071	$7,508
Earnings per share:
Basic	$0.46	$0.52	$(0.08)	$0.20	$0.21	$0.51	$0.37	$0.09
Diluted	$0.44	$0.49	$(0.08)	$0.20	$0.21	$0.49	$0.36	$0.09
Cash dividends declared per share	$0.47	$0.47	$0.47	$0.47	$0.47	$0.47	$0.61	$0.61
At period end:
Short-term investments at fair value	$122,088	$33,353	$16,877	$47,500	$41,865	$31,518	$32,417	$44,949
Mortgage-backed securities at fair value	865,061	708,862	531,612	364,439	322,473	315,599	287,626	316,292
Mortgage loans at fair value (1)	3,394,853	4,000,570	3,497,026	3,836,411	3,839,583	3,688,026	4,944,694	4,226,290
Excess servicing spread	288,669	280,367	294,551	321,976	412,425	418,573	359,102	222,309
Real estate acquired in settlement of loans (2)	303,393	314,056	320,120	339,970	350,642	358,011	325,822	317,536
Mortgage servicing rights (3)	656,567	524,529	471,458	455,097	459,741	423,095	394,737	359,160
Other assets	726,871	757,164	635,918	455,047	400,195	357,409	332,976	243,991
Total assets	$6,357,502	$6,618,901	$5,767,562	$5,820,440	$5,826,924	$5,592,231	$6,677,374	$5,730,527
Assets sold under agreements to repurchase and mortgage loan participation and sale agreement	$3,809,918	$4,129,543	$3,372,026	$3,307,414	$3,128,780	$2,925,110	$3,571,181	$3,633,922
Federal Home Loan Bank advances	—	—	—	—	183,000	183,000	138,400	—
Credit risk transfer financing at fair value	—	—	—	—	—	—	649,120	—
Notes payable	425,106	346,132	313,976	356,191	386,015	342,332	297,404	—
Borrowings under forward purchase agreements	—	—	—	—	—	—	—	—
Asset-backed financing of a VIE at fair value	353,898	384,407	325,939	344,693	247,690	234,287	151,489	162,222
Exchangeable senior notes	246,089	245,824	245,564	245,307	245,054	244,805	244,559	244,317
Other liabilities	171,377	158,077	149,230	152,332	140,272	148,267	99,924	147,907
Total liabilities	5,006,388	5,263,983	4,406,735	4,405,937	4,330,811	4,077,801	5,152,077	4,188,368
Shareholders’ equity	1,351,114	1,354,918	1,360,827	1,414,503	1,496,113	1,514,430	1,525,297	1,542,159
Total liabilities and shareholders’ equity	$6,357,502	$6,618,901	$5,767,562	$5,820,440	$5,826,924	$5,592,231	$6,677,374	$5,730,527

(1)

Includes mortgage loans acquired for sale at fair value, mortgage loans at fair value, mortgage loans at fair value held by variable interest entity and mortgage loans under forward purchase agreements at fair value.

(2)	Includes REO, REO under forward purchase agreements and real estate held for investment.
(3)	Includes mortgage servicing rights at fair value and mortgage servicing rights at lower of amortized cost or fair value.

Note 33—Supplemental Cash Flow Information

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Cash paid for interest	$157,686	$117,223	$94,116
Income taxes paid, net	$1,294	$1,116	$(6,562)
Non-cash investing activities:
Receipt of MSRs as proceeds from sales of mortgage loans	$275,092	$154,474	$121,333
Transfer of mortgage loans and advances to real estate acquired in settlement of loans	$207,431	$307,455	$364,945
Transfer of real estate acquired in settlement of mortgage loans to real estate held for investment	$21,406	$8,827	$—
Receipt of ESS pursuant to recapture agreement with PFSI	$6,603	$6,728	$7,343
Transfers of mortgage loans acquired for sale to mortgage loans at fair value	$—	$23,859	$—
Purchase of mortgage loans financed through forward purchase agreements	$—	$—	$2,828
Transfer of mortgage loans under forward purchase agreements to mortgage loans at fair value	$—	$—	$205,902
Transfer of mortgage loans under forward purchase agreements and advances to REO under forward purchase agreements	$—	$—	$9,369
Purchase of REO financed through forward purchase agreements	$—	$—	$68
Transfer of REO under forward purchase agreements to REO	$—	$—	$12,737
Non-cash financing activities:
Dividends payable	$31,655	$35,069	$45,894
Transfer of mortgage loans at fair value financed through agreements to repurchase to REO financed under agreements to repurchase	$—	$85,134	$2,731
Purchase of mortgage loans financed through forward purchase agreements	$—	$—	$2,828
Purchase of REO financed through forward purchase agreements	$—	$—	$68

Note 34—Regulatory Capital and Liquidity Requirements

PMC is a seller-servicer for Fannie Mae and Freddie Mac. The Company is required to comply with the following minimum capital and liquidity eligibility requirements to remain in good standing with each Agency:

•	A minimum net worth of a base of $2.5 million plus 25 basis points of UPB for total 1-4 unit residential mortgage loans serviced;
•	A tangible net worth/total assets ratio greater than or equal to 6%; and
•

Liquidity equal to or exceeding 3.5 basis points multiplied by the aggregate UPB of all mortgages secured by 1-4 unit residential properties serviced for Freddie Mac and Fannie Mae (“Agency Mortgage Servicing”) plus 200 basis points multiplied by the sum of nonperforming (90 or more days delinquent) Agency Mortgage Servicing that exceeds 6% of Agency Mortgage Servicing.

Such Agencies’ capital and liquidity requirements, the calculations of which are defined by each entity, are summarized below:

	December 31, 2016
	Net Worth (1)		Tangible Net Worth / Total Assets Ratio (1)		Liquidity (1)
Fannie Mae and Freddie Mac	Actual	Required	Actual	Required	Actual	Required
	(in thousands)
December 31, 2016	$392,056	$143,259	12%	6%	$26,670	$19,706
December 31, 2015	$409,930	$107,405	13%	6%	$46,030	$16,481

(1)	Calculated in accordance with the respective Agency’s capital and liquidity requirements.

Noncompliance with the respective Agency’s capital and liquidity requirements can result in the respective Agency taking various remedial actions up to and including removing the Company’s ability to sell loans to and service loans on behalf of the respective Agency.

Note 35—Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Subtopic 606) (“ASU 2014-09”), which supersedes the guidance in ASC 605, Revenue Recognition. ASU 2014-09 clarifies the principles for recognizing revenue in order to improve comparability of revenue recognition practices across entities and industries with certain scope exceptions including financial instruments, leases, and guarantees. ASU 2014-09 provides guidance intended to assist in the identification of contracts with customers and separate performance obligations within those contracts, the determination and allocation of the transaction price to those identified performance obligations and the recognition of revenue when a performance obligation has been satisfied. ASU 2014-09 also requires disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers.

Upon adoption, ASU 2014-09 provides for transition through either a full retrospective approach requiring the restatement of all presented prior periods or a modified retrospective approach, which allows the new recognition standard to be applied to only those contracts that are not completed at the date of transition. If the modified retrospective approach is adopted, a cumulative-effect adjustment to retained earnings is performed with additional disclosures required including the amount by which each line item is affected by the transition as compared to the guidance in effect before adoption and an explanation of the reasons for significant changes in these amounts.

The FASB has issued several amendments to the new revenue standard ASU 2014-09, including:

•

In May 2014, ASU 2015-14, Revenue From Contracts With Customers (“ASU 2015-14”). This update deferred the initial effective date of ASU 2014-09. As a result of the issuance of ASU 2015-14, ASU 2014-09 is effective for annual reporting periods beginning on or after December 15, 2017, and interim periods within those annual periods. Early adoption is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

•

In March 2015, ASU 2016-08, Principal Versus Agent Considerations (Reporting Revenue Gross versus Net). The amendments to this update are intended to improve the implementation guidance on principal versus agent considerations in ASU 2014-09 by clarifying how an entity should identify the unit of accounting (i.e. the specified good or service) and how an entity should apply the control principle to certain types of arrangements.

•

In May 2016, ASU 2016-12, Narrow-Scope Improvements and Practical Expedients. The amendments to this update clarify certain core recognition principles and provide practical expedients available at transition. The improvements address collectability, sales tax presentation, noncash consideration, contract modifications and completed contracts at transition.

The Company is currently evaluating the pending adoption of ASU 2014-09 and its impact on its consolidated financial statements and has not yet identified which transition method will be applied upon adoption.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU 2015-02”). ASU 2015-02 affects reporting entities that are required to evaluate whether they should consolidate certain legal entities. ASU 2015-02 modifies the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities, eliminates the presumption that a general partner should consolidate a limited partnership and affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships. ASU 2015-02 is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. The Company adopted ASU 2015-02 effective January 1, 2016. The adoption of ASU 2015-02 had no effect on the Company’s consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments–Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). ASU 2016-01 affects the accounting for equity investments, financial liabilities under the fair value option, the presentation and disclosure requirements for financial instruments, and the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities.

ASU 2016-01 requires that:

•

All equity investments in unconsolidated entities (other than those accounted for using the equity method of accounting) with readily determinable fair values will generally be measured at fair value through earnings.

•

When the fair value option has been elected for financial liabilities, changes in fair value due to instrument-specific credit risk will be recognized separately in other comprehensive income. The accumulated gains and losses due to these changes will be reclassified from accumulated other comprehensive income to earnings if the financial liability is settled before maturity.

•	For financial instruments measured at amortized cost, public business entities will be required to use the exit price when measuring the fair value of financial instruments for disclosure purposes.
•

Financial assets and financial liabilities shall be presented separately in the notes to the financial statements, grouped by measurement category (e.g., fair value, amortized cost, lower of cost or fair value) and form of financial asset (e.g., loans, securities).

•	Public business entities will no longer be required to disclose the methods and significant assumptions used to estimate the fair value of financial instruments carried at amortized cost.
•	Entities will have to assess the realizability of a deferred tax asset related to a debt security classified as available for sale in combination with the entity’s other deferred tax assets.

The classification and measurement guidance will be effective for public business entities in fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption of the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income is permitted and can be elected for all financial statements of fiscal years and interim periods that have not yet been issued or that have not yet been made available for issuance. The Company does not believe that the adoption of ASU 2016-01 will have a significant effect on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). ASU 2016-09 simplifies several aspects of the accounting for share-based payment award transactions, including:

•

Modifies the accounting for income taxes relating to share-based payments. All excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) will be recognized as income tax expense or benefit in the consolidated statement of income. The tax effects of exercised or vested awards will be treated as discrete items in the reporting period in which they occur. An entity will recognize excess tax benefits regardless of whether the benefit reduces taxes payable in the current period. Under current GAAP, excess tax benefits are recognized in additional paid-in capital; tax deficiencies are recognized either as an offset to accumulated excess tax benefits, if any, or in the consolidated statement of income in the period they reduce income taxes payable.

•

Changes the classification of excess tax benefits on the consolidated statement of cash flows. In the consolidated statement of cash flows, excess tax benefits will be classified along with other income tax cash flows as an operating activity. Under current GAAP, excess tax benefits are separated from other income tax cash flows and classified as a financing activity.

•

Changes the requirement to estimate the number of awards that are expected to vest. Under ASC 2016-09, an entity can make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest as presently required or account for forfeitures when they occur. Under current GAAP, accruals of compensation cost are based on the number of awards that are expected to vest.

•

Changes the tax withholding requirements for share-based payment awards to qualify for equity accounting. The threshold to qualify for equity classification permits withholding up to the maximum statutory tax rates in the applicable jurisdictions. Under current GAAP, for an award to qualify for equity classification is that an entity cannot partially settle the award in cash in excess of the employer’s minimum statutory withholding requirements.

•

Establishes GAAP for the classification of employee taxes paid when an employer withholds shares for tax withholding purposes. Cash paid by an employer when directly withholding shares for tax- withholding purposes should be classified as a financing activity. This guidance establishes GAAP related to the classification of withholding taxes in the statement of cash flows as there is no such guidance under current GAAP.

ASU 2016-09 is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for any organization in any interim or annual period. The Company does not believe that the adoption of ASU 2016-09 will have a significant effect on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures.

Under GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting establishes the fundamental basis for measuring and classifying assets and liabilities.

ASU 2014-15 extends the responsibility for performing the going-concern assessment to management and contains guidance on (1) how to perform a going-concern assessment and (2) when going-concern disclosures are required under GAAP.

Under ASU 2014-15, an entity would be required to evaluate its status as a going concern as part of its periodic financial statement preparation process and would be required to disclose information about its potential inability to continue as a going concern when “substantial doubt” about its ability to continue as a going concern for the period of one year from the earlier of the date its financial statements are issued or are ready to be issued.

If management concludes that there is “substantial doubt about the entity’s ability to continue as a going concern,” it must disclose the principal conditions or events causing substantial doubt to be raised, management’s evaluation of the conditions and management’s plans. If substantial doubt is not alleviated as a result of management’s plans, the entity is required to include a statement that there is “substantial doubt about the entity’s ability to continue as a going concern.” ASU 2014-15 also requires an entity to disclose how the substantial doubt was resolved in the period that substantial doubt no longer exists.

ASU 2014-15 is effective for the annual period ending December 31, 2016. The requirements of ASU 2014-15 are not expected to have an effect on the financial statements of the Company upon adoption.

Note 36—Parent Company Information

The Company’s debt financing agreements require PMT and certain of its subsidiaries to comply with financial covenants that include a minimum tangible net worth for the Company of $860 million; a minimum tangible net worth for the Company’s subsidiaries including the Operating Partnership of $700 million (net worth was $1.4 billion, which includes PMH and PMC); a minimum tangible net worth for PMH of $250 million (net worth was $835 million); and a minimum tangible net worth for PMC of $150 million (net worth was $1.1 billion). The Company’s subsidiaries are limited from transferring funds to the Parent by these minimum tangible net worth requirements.

PENNYMAC MORTGAGE INVESTMENT TRUST

CONDENSED BALANCE SHEETS

	December 31,
	2016	2015
	(in thousands)
Assets
Short-term investment	$1,035	$2,606
Investments in subsidiaries	1,408,979	1,558,728
Due from affiliates	100	168
Due from PennyMac Financial Services, Inc.	54	—
Other assets	610	806
Total assets	1,410,778	1,562,308

Liabilities
Dividends payable	31,385	34,720
Accounts payable and accrued liabilities	2,765	2,708
Capital notes due to subsidiaries	18,409	20,379
Due to PennyMac Financial Services, Inc.	1,185	1,247
Due to affiliates	42	219
Income taxes payable	—	—
Total liabilities	53,786	59,273
Shareholders' equity	1,356,992	1,503,035
Total liabilities and shareholders' equity	1,410,778	1,562,308

PENNYMAC MORTGAGE INVESTMENT TRUST

CONDENSED STATEMENTS OF INCOME

	Year ended December 31,
	2016	2015	2014
	(in thousands)
Income
Dividends from subsidiaries	$230,091	$171,254	$174,192
Intercompany interest	6	8	15
Interest	—	—	4
Other	1,250	1,250	1,250
Total income	231,347	172,512	175,461
Expenses
Intercompany interest	1,382	441	26
Other	(114)	14	—
Total expenses	1,268	455	26
Income before provision for income taxes and equity in undistributed earnings in subsidiaries	230,079	172,057	175,435
Provision for income taxes	442	875	372
Income before equity in undistributed earnings of subsidiaries	229,637	171,182	175,063
Equity in undistributed earnings of subsidiaries	(155,093)	(78,704)	23,288
Net income	$74,544	$92,478	$198,351

PENNYMAC MORTGAGE INVESTMENT TRUST

CONDENSED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2016	2015	2014
	(in thousands, except share data)
Cash flows from operating activities:
Net income	$74,544	$92,478	$198,351
Equity in undistributed earnings of subsidiaries	155,093	78,704	(23,288)
Decrease in due from affiliates	693	915	107
Decrease (increase) in other assets	196	(284)	(1)
Increase (decrease) in accounts payable and accrued liabilities	93	(257)	(837)
Increase in due from affiliates	(116)	(238)	(652)
Decrease due to affiliates	(174)	(119)	(40)
Increase in income taxes payable	—	(126)	59
Net cash provided by operating activities	230,329	171,073	173,699
Cash flows from investing activities:
Increase in investment in subsidiaries	—	—	(89,618)
Net decrease in short-term investments	1,571	(2,100)	834
Net cash used by investing activities	1,571	(2,100)	(88,784)
Cash flows from financing activities:
Issuance of common shares	—	8	90,588
Net increase in intercompany unsecured note payable to PMT subsidiary	(1,970)	20,379	—
Repurchases of common shares	(98,370)	(16,338)	—
Payment of common share underwriting and offering costs	—	—	(1,070)
Payment of dividends	(131,560)	(173,022)	(174,433)
Net cash provided (used) by financing activities	(231,900)	(168,973)	(84,915)
Net change in cash	—	—	—
Cash at beginning of year	—	—	—
Cash at end of year	$—	$—	$—

Non-cash financing activity — dividends payable	$31,655	$35,069	$45,894

Note 37—Subsequent Events

Management has evaluated all events and transactions through the date the Company issued these consolidated financial statements. During this period:

•

On January 26, 2017, the Company entered into an agreement to sell $89 million in UPB of performing loans from the distressed portfolio. The sale is scheduled to settle in March 2017. Although definitive documentation has been executed, this transaction is subject to continuing due diligence and customary closing conditions. There can be no assurance regarding the size of the transaction or that the transaction will be completed at all.